Exhibit 10


                           LOAN AND SECURITY AGREEMENT
                                  by and among

                       GENERAL DATACOMM INDUSTRIES, INC.,
                             GENERAL DATACOMM, INC.
                          DATACOMM LEASING CORPORATION,
                         VITAL NETWORK SERVICES, L.L.C.,
                              GDC NAUGATUCK, INC.,
                           GDC FEDERAL SYSTEMS, INC.,
                                  as Borrowers

                                       and

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                   as Lenders

                                       and

                          FOOTHILL CAPITAL CORPORATION,
                                    as Agent

                            Dated as of May 14, 1999

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                                TABLE OF CONTENTS

                                                                       Page(s)

1.   DEFINITIONS AND CONSTRUCTION.........................................1
         1.1   Definitions................................................1
         1.2   Accounting Terms..........................................22
         1.3   Code......................................................23
         1.4   Construction..............................................23
         1.5   Schedules and Exhibits....................................23

2.   LOAN AND TERMS OF PAYMENT...........................................23
         2.1   Revolving Advances........................................23
         2.2   Letters of Credit.........................................29
         2.3   Participations in Letters of Credit.......................32
         2.4   Term Loans................................................33
         2.5   Payments..................................................35
         2.6   Overadvances..............................................37
         2.7   Interest and Letter of Credit Fees:  Rates, Payments, and
                 Calculations............................................38
         2.8   Collection of Accounts....................................39
         2.9   Crediting Payments; Application of Collections............40
         2.10   Designated Account.......................................40
         2.11   Maintenance of Loan Account; Statements of Obligations...41
         2.12   Fees.....................................................41
         2.13   Joint and Several Liability of the Borrowers.............42

3.   CONDITIONS; TERM OF AGREEMENT.......................................44
         3.1   Conditions Precedent to the Initial Advance,
                 Term Loans, and Letter of
                  Credit.................................................44
         3.2   Conditions Precedent to all Advances, all Letters of
                  Credit, and the Term Loans.............................46
         3.3   Condition Subsequent......................................47
         3.4   Term......................................................47
         3.5   Effect of Termination.....................................48
         3.6   Early Termination by Borrower.............................48

4.   CREATION OF SECURITY INTEREST.......................................48
         4.1   Grant of Security Interest................................48
         4.2   Negotiable Collateral.....................................49
         4.3   Collection of Accounts, General Intangibles,
                and Negotiable Collateral................................49
         4.4   Delivery of Additional Documentation Required.............49
         4.5   Power of Attorney.........................................49
         4.6   Right to Inspect..........................................50
         4.7   Control Agreements........................................50
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5.   REPRESENTATIONS AND WARRANTIES......................................50
         5.1   No Encumbrances...........................................50
         5.2   Eligible Accounts.........................................50
         5.3   Eligible Inventory........................................51
         5.4   Equipment.................................................51
         5.5   Location of Inventory and Equipment.......................51
         5.6   Inventory Records.........................................51
         5.7   Location of Chief Executive Office; FEIN..................51
         5.8   Due Organization and Qualification; Subsidiaries..........51
         5.9   Due Authorization; No Conflict............................52
         5.10  Litigation................................................53
         5.11  Financial Statements; No Material Adverse Change..........53
         5.12  Solvency; No Fraudulent Transfer..........................53
         5.13  Employee Benefits.........................................53
         5.14  Environmental Condition...................................54
         5.15  Brokerage Fees............................................54
         5.16  Permits and other Intellectual Property...................54
         5.17  Material Contracts; Restrictive Agreements................55
         5.18  Government Contracts......................................55
         5.19  Year 2000 Compliance......................................55
         5.20  Service Contracts.........................................55

6.   AFFIRMATIVE COVENANTS...............................................56
         6.1   Accounting System.........................................56
         6.2   Collateral Reporting......................................56
         6.3   Financial Statements, Reports, Certificates...............57
         6.4   Tax Returns...............................................58
         6.5   Guarantor Reports.........................................58
         6.6   Returns...................................................58
         6.7   Title to Equipment........................................58
         6.8   Maintenance of Equipment..................................58
         6.9   Taxes.....................................................58
         6.10  Insurance.................................................59
         6.11  No Setoffs or Counterclaims...............................60
         6.12  Location of Inventory and Equipment; Segregation of
                 Inventory...............................................60
         6.13  Compliance with Laws......................................61
         6.14  Employee Benefits.........................................61
         6.15  Leases....................................................61
         6.16  Year 2000 Compliance......................................62
         6.17  Broker Commissions........................................62
         6.18  Assignment of Claims Act..................................62
         6.19  Intellectual Property.....................................62

7.   NEGATIVE COVENANTS..................................................62
         7.1   Indebtedness..............................................63
         7.2   Liens.....................................................63

         7.3   Restrictions on Fundamental Changes.......................63
         7.4   Disposal of Assets........................................64
         7.5   Change Name...............................................64
         7.6   Guarantee.................................................64
         7.7   Nature of Business........................................64
         7.8   Prepayments and Amendments................................64
         7.9   Change of Control.........................................65
         7.10  Consignments..............................................65
         7.11  Distributions.............................................65
         7.12  Accounting Methods........................................65
         7.13  Investments...............................................66
         7.14  Transactions with Affiliates..............................66
         7.15  Suspension................................................66
         7.16  [Intentionally Omitted]...................................66
         7.17  Use of Proceeds...........................................66
         7.18  Change in Location of Chief Executive Office;
                 Inventory and Equipment with Bailees....................66
         7.19  No Prohibited Transactions Under ERISA....................67
         7.20  Financial Covenant........................................67
         7.21  Capital Expenditures......................................68
         7.22  Inactive Subsidiary.......................................68
         7.23  Securities Accounts.......................................68
         7.24  Subsidiary Cash...........................................68

8.   EVENTS OF DEFAULT...................................................68

9.   LENDER GROUP'S RIGHTS AND REMEDIES..................................70
         9.1   Rights and Remedies.......................................70
         9.2   Assignment of Claims Act Notices..........................72
         9.3   Remedies Cumulative.......................................72

10.   TAXES AND EXPENSES.................................................72

11.   WAIVERS; INDEMNIFICATION...........................................72
         11.1  Demand; Protest; etc......................................72
         11.2  Lender Group's Liability for Collateral...................73
         11.3  Indemnification...........................................73

12.   NOTICES............................................................73

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.........................74

14.   DESTRUCTION OF BORROWER'S DOCUMENTS................................75

15.   CONVERSION.........................................................75
         15.1.  Privilege................................................75

         15.2.  Procedure................................................75
         15.3.  Fractional Shares........................................76
         15.4.  Taxes on Conversion......................................76
         15.5.  Parent to Provide Stock..................................76
         15.6.  Adjustment of Conversion Price...........................76
         15.7.  Notice of Adjustment.....................................79
         15.8   Notice of Certain Transactions...........................79
         15.9.  Effect of Reclassification, Consolidation, Merger
                  or Sale on Conversion Privilege........................79

16.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.........................80
         16.1   Assignments and Participations...........................80
         16.2   Successors...............................................82

17.   AMENDMENTS; WAIVERS................................................83
         17.1   Amendments and Waivers...................................83
         17.2   No Waivers; Cumulative Remedies..........................84

18.   AGENT; LENDER GROUP................................................84
         18.1   Appointment and Authorization of Agent...................84
         18.2   Delegation of Duties.....................................85
         18.3   Liability of Agent-Related Persons.......................85
         18.4   Reliance by Agent........................................86
         18.5   Notice of Default or Event of Default....................86
         18.6   Credit Decision..........................................87
         18.7   Costs and Expenses; Indemnification......................87
         18.8   Agent in Individual Capacity.............................88
         18.9   Successor Agent..........................................88
         18.10  Withholding Tax..........................................88
         18.11  Collateral Matters.......................................90
         18.12  Restrictions on Actions by Lenders; Sharing of Payments..91
         18.13  Agency for Perfection....................................91
         18.14  Payments by Agent to Lenders.............................91
         18.15  Concerning the Collateral and Related Loan Documents.....92
         18.16 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information..92
         18.17   Several Obligations; No Liability.......................93

19.   GENERAL PROVISIONS.................................................93
         19.1   Effectiveness............................................93
         19.2   Successors and Assigns...................................94
         19.3   Section Headings.........................................94
         19.4   Interpretation...........................................94
         19.5   Severability of Provisions...............................94
         19.6   Amendments in Writing....................................94
         19.7   Counterparts; Telefacsimile Execution....................94

         19.8   Revival and Reinstatement of Obligations.................94
         19.9   Integration..............................................95
         19.10  General DataComm as Agent for Borrowers..................95

SCHEDULES AND EXHIBITS

Schedule C-1        Revolving Credit and Term Loan Commitments
Schedule E-1        Eligible Inventory Locations
Schedule G-1        Guarantors
Schedule P-1        Permitted Liens
Schedule R-1        Real Property Collateral
Schedule X          Wire Transfer Instructions
Schedule 5.7        Borrower's FEIN
Schedule 5.8        Capital Stock of Parent; Subsidiaries
Schedule 5.9(c)     Consents
Schedule 5.10       Litigation
Schedule 5.13       ERISA Benefit Plans
Schedule 5.14       Environmental Matters
Schedule 5.16       Permits and other Intellectual Property
Schedule 5.17       Material Contracts
Schedule 6.12       Location of Inventory and Equipment
Schedule 7.1        Indebtedness
Schedule 7.6        Guarantees
Schedule 7.13       Investments

Exhibit C-1         Form of Compliance Certificate

Exhibit 6.18        Form of Assignment of Claims Act Notices

Exhibit 16.1        Form of Assignment and Acceptance

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of May 14, 1999, among GENERAL DATACOMM INDUSTRIES, INC., a Delaware corporation ("Parent"), with its chief executive office located at 1579 Straits Turnpike, Middlebury, Connecticut 06762, GENERAL DATACOMM, INC., a Delaware corporation, with its chief executive office located at 1579 Straits Turnpike, Middlebury, Connecticut 06762 ("General DataComm"), DATACOMM LEASING CORPORATION, a Delaware corporation, with its chief executive office located at 1579 Straits Turnpike, Middlebury, Connecticut 06762 ("DataComm Leasing"), GDC FEDERAL SYSTEMS, INC., a Delaware corporation, with its chief executive office located at 1579 Straits Turnpike, Middlebury, Connecticut 06762 ("GDC Federal"), VITAL NETWORK SERVICES, L.L.C., a Delaware limited liability company, with its chief executive office located at 6 Rubber Avenue, Naugatuck, Connecticut 06770 ("Vital"), and GDC NAUGATUCK, INC., a Delaware corporation, with its chief executive office located at 6 Rubber Avenue, Naugatuck, Connecticut 06770 ("GDC Naugatuck", and together with the Parent, General DataComm, DataComm Leasing, GDC Federal and Vital, each a "Borrower" and collectively the "Borrowers"), each of the financial institutions signatories hereto (such financial institutions, together with their respective successors and assigns, each a "Lender" and collectively, the "Lenders"), and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, as agent for the Lenders (in such capacity, the "Agent").

         The parties agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION.

                1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                           "Account Debtor" means any Person who is or who may
 become obligated under, with respect to, or on account of, an Account.

                           "Accounts" means all currently existing and hereafter
arising accounts, contract rights, and all other forms of obligations owing to any one of the Borrowers or Eligible Foreign Guarantors arising out of the sale or lease of goods or the rendition of services by any one of the Borrowers or Eligible Foreign Guarantors, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                           "Administrative Borrower" has the meaning set forth
in Section 19.10.

                           "Advances" has the meaning set forth in Section
2.1(a).

                           "Affiliate" means, as applied to any Person, any
other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 15% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

                           "Agent" means Foothill, solely in its capacity as
agent for the Lenders, and shall include any successor agent.

                           "Agent Account" has the meaning set forth in Section
2.8.

                           "Agent Advances" has the meaning set forth in
Section 2.1(g).

                           "Agent's Liens" has the meaning set forth in Section
4.1(a).

                           "Agent-Related Persons" means the Agent, together
with its Affiliates, and the officers, directors, employees, counsel, agents and attorneys-in-fact of the Agent and such Affiliates.

                           "Agent's Term Loan Liens" has the meaning set forth
in Section 4.1(b).

                           "Agreement" has the meaning set forth in the
preamble hereto.

                           "ARC" means General DataComm Advanced Research Centre
Limited, a direct subsidiary of the Parent that is organized under the laws of England and Wales.

                           "Assignee" has the meaning set forth in Section
16.1(a).

                           "Assignment and Acceptance" has the meaning set forth
in Section 16.1(a) and shall be substantially in the form of Exhibit 16.1.

                           "Assignment of Claims Act" means the Assignment of
Claims Act of 1940, as amended from time to time, codified at 31 U.S.C. ss.3727 and 41 U.S.C. ss.15, and the rules and regulations promulgated thereunder.

                           "Assignment of Claims Act Notices" has the meaning
set forth in Section 6.18.

                           "ATM Technology" means the asynchronous transfer
mode technology designed to consolidate voice, video and data on a single (i.e., broad band) line, exclusive of the Strobos product technology being developed by ARC.

                           "Authorized Person" means any officer or other
employee of Administrative Borrower.

                           "Availability" means the amount that Borrowers are
entitled to borrow as Advances under Section 2.1, such amount being the difference derived when (a) the sum of the principal amount of Advances (including Agent Advances and Foothill Loans) then outstanding (including any amounts that the Lender Group may have paid for the account of any Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrowers) is subtracted from (b) the lesser of (i) the Maximum Revolving Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage.

                           "Bankruptcy Code" means the United States Bankruptcy
Code (11 U.S.C. ss. 101 et seq.), as amended, and any successor statute.

                           "Benefit Plan" means a "defined benefit plan" (as
defined in Section 3(35) of ERISA) for which a Borrower, any Subsidiary of a Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                           "Books" means all of each Borrower's books and
records including: ledgers; records indicating, summarizing, or evidencing a Borrower's properties or assets (including the Collateral) or liabilities; all information relating to a Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                           "Borrower" and "Borrowers" has the meaning set forth
in the preamble hereto.

                           "Borrowing" means a borrowing hereunder consisting
of Advances or Term Loans made on the same day by the Lenders to Administrative Borrower, or by Foothill in the case of a Foothill Loan, or by Agent in the case of an Agent Advance.

                           "Borrowing Base" has the meaning set forth in
Section 2.1(a).

                           "Business Day" means any day that is not a Saturday,
Sunday, or other day on which national banks are authorized or required to close.

                           "Cash Operating Requirement" has the meaning set
forth in Section 7.24.

                           "Change of Control" shall be deemed to have occurred
at such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 35% of the total voting power of all classes of stock then outstanding of Parent entitled to vote in the election of directors, or (ii) the Parent shall cease to, directly or indirectly, of record and beneficially, own and control 100% of the then outstanding Stock of each of the Borrowers (other than the Parent) and the Guarantors.

                           "Closing Date" means the date of the first to occur
of the making of the initial Advance, the issuance of the initial Letter of Credit, or the funding of the Term Loans.

                           "Code" means the New York Uniform Commercial Code.

                           "Collateral" means all of each Borrower's right,
title, and interest in and to each of the following:

                           (a)      the Accounts,

                           (b)      the Books,

                           (c)      the Equipment,

                           (d)      the General Intangibles,

                           (e)      the Inventory,

                           (f)      the Investment Property,

                           (g)      the Negotiable Collateral,

                           (h)      the Real Property Collateral,

                           (i)      any money, or other assets of any Borrower
that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                           (j)      the proceeds and products, whether tangible
or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                           "Collateral Access Agreement" means a landlord waiver
or consent, mortgagee waiver or consent, bailee letter, or a similar acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

                           "Collections" means all cash, checks, notes,
instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                           "Commitment" means, as to any Lender, the Revolving
Credit Commitment of such Lender, the Term A Loan Commitment of such Lender, and the Term B Loan Commitment of such Lender, as applicable, and "Commitments" means, collectively, the aggregate amount of the Commitments of the Lenders.

                           "Common Stock" shall mean the common stock, par value
$0.10 per share, of the Parent.

                           "Compliance Certificate"  means a certificate
substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of the Parent to Agent.

                           "Control Agreement" means a control agreement, in
form and substance reasonably satisfactory to Agent, between a Borrower, Agent, and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property.

                           "Conversion Amount" has the meaning set forth in
Section 15.2.

                           "Conversion Date" has the meaning set forth in
Section 15.2.

                           "Conversion Price" means $5.00 per share of Common
Stock, subject to adjustment as provided in Section 15.

                           "Convertible Senior Subordinated Debentures" means
the outstanding 7-3/4% Convertible Senior Subordinated Debentures of Parent due 2002 and issued pursuant to the Indenture.

                           "Daily Balance" means the amount of an Obligation
owed at the end of a given day.

                           "DataComm Canada" means General DataComm Ltd., a
direct Subsidiary of the Parent that is organized under the laws of Canada.

                           "DataComm England" means General DataComm Limited,
a direct Subsidiary of the Parent that is organized under the laws of England and Wales.

                           "DataComm Leasing" means DataComm Leasing
Corporation, a Delaware corporation.

                           "DataComm Netherlands" means General
DataCommunications Industries, B.V., a direct Subsidiary of the Parent that is organized under the laws of the Netherlands.

                           "DataComm Rental" means DataComm Rental Corporation,
a direct Subsidiary of the Parent that is organized under the laws of Delaware.

                           "DataComm Venezuela" means General DataComm de
Venezuela, C.A., a direct Subsidiary of the Parent that is organized under the laws of Venezuela.

                           "Default" means an event, condition, or default that,
with the giving of notice, the passage of time, or both, would be an Event of Default.

                           "Defaulting Lender" means any Lender that fails to
make any Advance or Term Loan that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance or Term Loan within 1 Business Day after written demand upon it by Agent to do so.

                           "Defaulting Lenders Rate" means the Reference Rate
for the first 3 days from and after the date the relevant payment is due and, thereafter, at the interest rate then applicable to Advances.

                           "Designated Account" means account number 8900089296
jointly maintained by the Parent and General DataComm on behalf of the Borrowers with Parent and General DataComm's Designated Account Bank, or such other deposit account of Borrowers (located within the United States) which has been designated, in writing and from time to time, by Administrative Borrower to Agent.

                           "Designated Account Bank" means The Bank of New York,
whose office is located at 48 Wall Street, New York, New York 10286, and whose ABA number is 021-000-018.

                           "Dilution" means, in each case based upon the
experience of the immediately prior twelve months, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution with respect to the Accounts, by (b) Borrowers' Collections (excluding extraordinary items) plus the Dollar amount of clause (a).

                           "Dilution Reserve" means, as of any date of
determination, an amount sufficient to reduce the advance rate against Eligible Accounts hereunder by one percentage point for each percentage point by which Dilution is in excess of 5%.

                           "Disbursement Letter" means an instructional letter
executed and delivered by Administrative Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Agent.

                           "Dollars or $" means United States dollars.

                           "Early Termination Premium" has the meaning set
forth in Section 3.6.

                           "Eligible Accounts" means those Accounts created by a
Borrower or an Eligible Foreign Guarantor in the ordinary course of business, that arise out of such Borrower's or such Eligible Foreign Guarantor's sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrowers and Eligible Foreign Guarantors to Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to Agent in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Agent in its reasonable credit judgment. Eligible Accounts shall not include the following:

                           (a)      Accounts that the Account Debtor has failed
to pay within 120 days of invoice date or Accounts that are 60 days or more past the due date therefor;

                           (b)      Accounts owed by an Account Debtor or its
Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

                           (c)      Accounts with respect to which the Account
Debtor is an employee, Affiliate, or agent of a Borrower or an Eligible Foreign Guarantor;

                           (d)      Accounts with respect to which goods are
placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold where payment for the goods subject to such bill and hold arrangement is deferred beyond customary payment terms, or other terms by reason of which the payment by the Account Debtor may be conditional;

                           (e)      (i)   in the case of any Accounts generated
by any Borrower, such Accounts that are not payable in Dollars or with respect to which the Account Debtor is a Foreign Account Debtor, unless in the case of Accounts with respect to which the Account Debtor is a Foreign Account Debtor
(A) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and, after the occurrence of an Event of Default, is directly drawable by the Agent, (B) the Account is covered by credit insurance, for which, after the occurrence of an Event of Default, Agent is the loss payee, in form and amount, and by an insurer, satisfactory to Agent, (C) such Accounts are owed by a Foreign Account Debtor having a strong credit profile and approved by the Agent, or (D) the Account is not covered by clause (A), (B) or (C) above; provided that (1) the aggregate invoice amount of all Accounts with respect to which the Account Debtor is a Foreign Account Debtor under clauses (C) and (D) above does not exceed $10,000,000 and (2) the aggregate amount of all Accounts with respect to which Account Debtor is a Foreign Account Debtor under clause
(D) above does not exceed $5,000,000;

                                    (ii)  in the case of any Accounts generated
by any Eligible Foreign Guarantors, such Accounts are not payable in the official currency of the United States, England or Canada (or in European currency units) or with respect to which the Account Debtor is a Foreign Account Debtor; provided that, the aggregate amount of all Accounts arising from sales to Account Debtors maintaining a chief executive office in England or organized under the laws of England does not exceed $5,000,000;

                           (f)      Accounts with respect to which the Account
Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of (A) Accounts with respect to which a Borrower has (x) complied, to the satisfaction of Agent, with the Assignment of Claims Act or (y) pursuant to Section 6.18, delivered to Agent Assignment of Claims Act Notices satisfactory to Agent or (B) Accounts owed by any such Governmental Authority if the aggregate amount of all Accounts owed by such Governmental Authority do not exceed $1,000,000), or (ii) any state or city Governmental Authority (exclusive, however, of (A) Accounts owed by any such
Governmental Authority that does not have a statutory counterpart to the Assignment of Claims Act, (B) Accounts owed by any such Governmental Authority that does have a statutory counterpart to the Assignment of Claims Act and with respect to which a Borrower has (x) complied with such applicable statutory counterpart to the satisfaction of Agent or (y) pursuant to Section 6.18, delivered to Agent Assignment of Claims Act Notices satisfactory to Administrative Agent, and (C) Accounts owed by any such Governmental Authority if the aggregate amount of all Accounts owed by such Governmental Authority do not exceed $1,000,000), or (iii) a Governmental Authority of any foreign country or sovereign state (exclusive, however, of Accounts owed by any such Governmental Authority if the aggregate amount of all Accounts owed by such Governmental Authority do not exceed $1,000,000); provided, however, that the aggregate amount of all Accounts created by sales to all Governmental Authorities under clauses (i)(B), (ii)(C) and (iii) do not exceed $1,000,000;

                           (g)      Accounts with respect to which the Account
Debtor is a creditor of a Borrower or an Eligible Foreign Guarantor, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account;

                           (h)      Accounts with respect to an Account Debtor
whose total obligations owing to a Borrower or an Eligible Foreign Guarantor exceed 15% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage unless specifically approved in writing by the Agent, provided that, if the Account Debtor is Lucent Technologies, Ericsson Business Network, Siemens AG or NEC, the aggregate amount of all Accounts owing by any such Account Debtor shall not exceed 25% of all Eligible Accounts;

                           (i)      Accounts with respect to which the Account
Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                           (j)      Accounts the collection of which Agent, in
its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                           (k)      Accounts with respect to which the goods
giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

                           (l)      Accounts with respect to which the Account
Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement; and

                           (m)      Accounts that represent progress payments or
other advance billings that are due prior to the completion of performance by a Borrower or an Eligible Foreign Guarantor of the subject contract for goods or services.

                           "Eligible Inventory" means Inventory consisting of
first quality finished goods held for sale in the ordinary course of each Borrower's business and raw materials for such finished goods, that are located at or in-transit between each Borrower's premises identified on Schedule E-1, that strictly comply with each and all of the representations and warranties respecting Inventory made by Borrowers to Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to Lender Group in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Agent in it's reasonable credit judgment. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrowers' current and historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

                           (a)      it is not owned solely by a Borrower or a
Borrower does not have good, valid, and marketable title thereto;

                           (b)      it is not located at or in-transit between
one of the locations set forth on Schedule E-1;

                           (c)      except in the case of the Middlebury Leased
Property, the Middlebury Real Property and the Naugatuck Real Property, it is not located on property owned or leased by a Borrower or in a contract warehouse, in each case, subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

                           (d)      it is not subject to a valid and perfected
first priority security interest in favor of Agent for the benefit of the Lender Group;

                           (e)      it consists of goods returned or rejected by
a Borrower's customers or goods in transit; and

                           (f)      it is obsolete or slow moving, a restrictive
or custom item, work-in-process, a component that is not part of finished goods, or constitutes spare parts, packaging and shipping materials, supplies used or consumed in a Borrower's business, Inventory subject to a Lien in favor of any third Person, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

                           "Eligible Foreign Guarantors" means DataComm Canada
and DataComm England.

                           "Eligible Transferee" means: (a) a commercial bank
organized under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $100,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $50,000,000; (d) any Affiliate (other than individuals) of a pre-existing Lender; (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent; and (f) during the continuation of an Event of Default, any other Person approved by Agent.

                           "Equipment" means all of each Borrower's present and
hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, any interest of a Borrower in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                           "ERISA" means the Employee Retirement Income Security
Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                           "ERISA Affiliate" means (a) any corporation subject
to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of
Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

                           "ERISA Event" means (a) a Reportable Event with
respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of a Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of a Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by a Borrower or its Subsidiaries or any of their ERISA Affiliates.

                           "Event of Default" has the meaning set forth in
Section 8.

                           "Exchange  Act"  means  the  Securities Exchange Act
of 1934, as amended, and any successor statute thereto.

                           "Exchange  Rate  Reserve"  means an  amount equal to
the product of (i) 85% of the aggregate amount of Eligible Accounts that are not payable in Dollars, multiplied by (ii) 5%.

                           "Existing Lender" means TransAmerica Business Credit
Corporation, as agent for itself, BankBoston, N.A., and The CIT Group/Business Credit, Inc.

                           "FEIN" means Federal Employer Identification Number.

                           "Foothill" has the meaning set forth in the preamble
to this Agreement.

                           "Foothill Loans" has the meaning set forth in
Section 2.1(f).

                           "Foreign Account Debtor" means an Account Debtor that
(i) does not maintain its chief executive office in the United States, England or Canada, or (ii) is not organized under the laws of the United States or any State thereof, England or Canada.

                           "Funding Date" means the date on which a Borrowing
occurs or a Letter of Credit is issued.

                           "GAAP" means generally accepted accounting principles
as in effect from time to time in the United States, consistently applied.

                           "GDC Federal" means GDC Federal Systems, Inc., a
Delaware corporation.

                           "GDC Naugatuck" means GDC Naugatuck, Inc., an
indirect Subsidiary of the Parent that is organized under the laws of Delaware.

                           "GDC Realty" means GDC Realty, Inc., a Texas
corporation.

                           "General DataComm" means General DataComm, Inc., a
Delaware corporation.

                           "General Intangibles" means all of each Borrower's
present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Permits, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                           "Governing Documents" means the certificate or
articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                           "Governmental Authority" means any nation or
government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through Stock or capital ownership or otherwise, by any of the foregoing.

                           "Guarantee and Debenture" means the Guarantee and
Debenture, dated of even date herewith, between DataComm England and the Agent, as amended, supplemented or otherwise modified from time to time.

                           "Guarantor Security Agreement" means that certain
Guarantor Security Agreement, dated as of even date herewith, made by a Guarantor in favor of the Agent, as amended, supplemented or otherwise modified from time to time.

                       "Guarantors" means each of the Persons listed on Schedule G-1 hereto and any other Person that from time to time guaranties any or all of the Obligations.

                           "Guaranty" means the Subsidiary Guaranty, dated as of
even date herewith, made by a Guarantor in favor of the Agent, as amended, supplemented or otherwise modified from time to time.

                           "Hazardous Materials" means (a) substances that are
defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                           "Hypothec" means the General Hypothecation of
Movables, dated as of even date herewith, made by DataComm Canada in favor of the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                           "Indebtedness" means: (a) all obligations of
Borrowers for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrowers in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrowers under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of a Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of a Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                           "Indemnified Liabilities" has the meaning set forth
in Section 11.3.

                           "Indemnified Person" has the meaning set forth in
Section 11.3.

                           "Indenture" means the Indenture dated as of
September 26, 1997 between Parent and Continental Stock Transfer & Trust Company, as Trustee, as amended, supplemented or otherwise modified from time to time.

                           "Insolvency Proceeding" means any proceeding
commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                           "Intellectual Property" has the meaning set forth in
Section 5.16.

                           "Inventory" means all present and future inventory in
which any Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of any Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                           "Inventory Reserves" means reserves (determined from
time to time by Agent in its discretion) for (a) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Eligible Inventory by each Borrower, plus (b) the estimated reclamation claims of unpaid sellers of Inventory sold to each Borrower.

                           "IRC" means the Internal Revenue Code of 1986, as
amended, and the regulations thereunder.

                           "Investment Property" means "investment property" as
that term is defined in Section 9-115 of the Code.

                           "L/C" has the meaning set forth in Section 2.2(a).

                           "L/C Guaranty" has the meaning set forth in Section
2.2(a).

                           "Legal Requirements" means all applicable
international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits.

                           "Lender" and "Lenders" have the respective meanings
set forth in the preamble hereto, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 16.1.

                           "Lender Group" means, individually and collectively,
each of the individual Lenders and the Agent.

                           "Lender Group Expenses" means all: costs or expenses
(including taxes, and insurance premiums) required to be paid by Borrowers under any of the Loan Documents that are paid or incurred by any one or more members of the Lender Group; fees or charges paid or incurred by any one or more members of the Lender Group in connection with any one or more members of the Lender Group's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, judgment, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (subject to Section 2.12(d) of this Agreement, including periodic Personal
Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by any one or more members of the Lender Group in the disbursement of funds to Borrowers (by wire transfer or otherwise); charges paid or incurred by any one or more members of the Lender Group resulting from the dishonor of checks; costs and expenses paid or incurred by any one or more members of the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property
Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by any one or more members of the Lender Group in examining Books; costs and expenses of third party claims or any other suit paid or incurred by any one or more members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or any one or more members of the Lender Group's relationship with any Borrower or any Guarantor; and any one or more members of the Lender Group's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or any Guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                           "Lender-Related  Persons" means, with respect to any
Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender's Affiliates.

                           "Letter of Credit" means an L/C or an L/C Guaranty,
as the context requires.

                           "Letter of Credit  Usage" means the sum of (a) the
undrawn amount of Letters of Credit, plus (b) the amount of unreimbursed drawings under Letters of Credit.

                           "Lien" means any interest in property securing an
obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                           "Loan Account" has the meaning set forth in Section
2.11.

                           "Loan Documents" means this Agreement, the
Disbursement Letter, the Letters of Credit, the Lockbox Agreements, each Pledge Agreement, the Patent Security Agreement, the Trademark Security Agreement, each Guaranty, each Guarantor Security Agreement, the Guarantee and Debenture, the Hypothec, the Share Charge, the Mortgages, the Registration Rights Agreement, any note or notes executed by Borrowers and payable to any Lender in connection with this Agreement, and any other agreement entered into, now or in the future, in connection with this Agreement.

                          "Loan Parties" means the Borrowers and the Guarantors.

                           "Lockbox Account" shall mean a depository account
established pursuant to one of the Lockbox Agreements.

                           "Lockbox Agreements" means those certain Lockbox
Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Agent, each of which is among the applicable Borrower, Agent, and one of the Lockbox Banks.

                           "Lockbox Banks" means, collectively, The Bank of New
York, American National Bank and Peoples Bank.

                           "Lockboxes" has the meaning set forth in Section 2.8.

                           "Material Adverse Change" means (a) a material
adverse change in the business, operations, results of operations, assets, liabilities or financial condition of the Parent and its Subsidiaries taken as a whole, (b) the material impairment of the Parent's or any of its Subsidiaries' ability to perform their material obligations under the Loan Documents to which they are a party or of Agent or the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Agent or the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Agent's or the Lender Group's Liens with respect to the Collateral.

                           "Material Contract" means any agreement or contract
of any Borrower or any Subsidiary of a Borrower (excluding subcontracts the costs of which by their terms are paid by such Borrower's or Subsidiary's customer) which (a) involves consideration to such Borrower or Subsidiary of $250,000 or more, (b) involves consideration by such Borrower or Subsidiary of $250,000 or more, (c) imposes financial obligations on any Borrower or any Subsidiary of a Borrower of $250,000 or more (other than any agreement that by its terms may be terminated by any Borrower or any Subsidiary of a Borrower upon sixty (60) days' notice or less) or (d) is otherwise material (or together with related agreements and contracts, is material) to the business, operations, financial condition, performance or properties of any Borrower excluding, however, customer purchase orders or purchase orders to any vendor, in each case entered into in the ordinary course of a Borrower's business.

                           "Maturity Date" has the meaning set forth in Section
3.4.

                           "Maximum Amount" means, as of any date of
determination, the sum of (a) the Maximum Revolving Amount, and (b) the then outstanding principal balance of the Term Loans.

                           "Maximum Revolving Amount" means $25,000,000.

                           "Middlebury Leased Property" means that certain
premises leased by the Parent and located at Park Road Extension, Middlebury, Connecticut 06762-1209.

                           "Middlebury Real Property" means that certain Real
Property owned by the Parent and located at 1579 Straits Turnpike, Middlebury, Connecticut 06762.

                           "Mortgages" means one or more mortgages, deeds of
trust, or deeds to secure debt, executed by any Borrower or any Guarantor in favor of Agent for the benefit of the Lender Group, the form and substance of which shall be satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

                           "MRC" means Multimedia Research Centre, a division
of DataComm Canada.

                           "Multiemployer Plan" means a "multiemployer plan"
(as defined in Section 4001(a)(3) of ERISA) to which a Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                           "Naugatuck Real Property" means that certain Real
Property owned by GDC Naugatuck and located at 6 Rubber Avenue, Naugatuck, Connecticut 06770.

                           "Negotiable Collateral" means all of each Borrower's
present and future letters of credit, notes, drafts, instruments, Investment Property, security entitlements, securities (including the shares of stock of Subsidiaries of each Borrower), documents, personal property leases (wherein a Borrower is the lessor), chattel paper, and Books relating to any of the foregoing.

                           "Net Proceeds" means:  (a) with respect to the sale
or other disposition of any asset (other than any capital stock or debt security) by any Borrower or any of its Subsidiaries (including in connection with any sale-leaseback), the excess, if any, of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition, over (ii) the sum of (A) the principal amount of any Indebtedness which is secured by any such asset (other than Indebtedness assumed by the purchaser of such asset) or which is required to be, and is, repaid in connection with the sale or other disposition thereof (other than Indebtedness hereunder), (B) the reasonable out-of-pocket expenses and fees incurred by the such Borrower or its Subsidiaries in connection with such sale or other disposition (but only to the extent that such out-of-pocket expenses and fees, if paid to an Affiliate of such Borrower (other than Weisman Celler Spett & Modlin, P.C.), are approved by the Agent in its sole discretion exercised reasonably), and provided that all such expenses and fees are set forth on a certificate provided to the Agent, and (C) federal and state taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter; and (b) with respect to the sale or other disposition of any capital stock or debt security by any Borrower or any of its Subsidiaries, excluding any sale or disposition of capital stock of such Borrower pursuant to employee stock option or purchase plans or warrants of such Borrower, the excess of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition, over (ii) the sum of (A) the reasonable fees, commissions and other out-of-pocket expenses incurred by such Borrower or its Subsidiaries in connection with such sale or other disposition (but only to the extent such fees, commissions and expenses, if paid to an Affiliate of such Borrower (other than Weisman Celler Spett & Modlin, P.C.), are approved by the Agent in its sole discretion exercised reasonably and provided that all such fees, commissions, discounts and expenses are set forth on a certificate provided to the Agent) and (B) federal and state taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter.

                           "Net Worth" means, as of any date of determination,
stockholders' equity determined on a consolidated basis in accordance with GAAP, without giving effect to any cumulative foreign currency transaction adjustments arising after the Closing Date.

                           "9% Convertible Subordinated Debentures" means the
9% Convertible Subordinated Debentures of Parent due 2006 issuable pursuant to the 9% Indenture.

                           "9% Indenture" means the Indenture dated as of
May 1, 1997 between Parent and Continental Stock Transfer & Trust Company, as Trustee, as supplemented by the Supplemental Indenture dated as of September 26, 1997 and as further amended, supplemented or otherwise modified from time to time.

                           "Obligations" means all loans, Advances, Term Loans,
debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by each Borrower to the Agent or the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between a Borrower and the Agent or the Lender Group, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from a Borrower to others that the Agent or the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that any Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                           "Other Obligations" means any Obligations other than
the Term Loan Obligations.

                           "Overadvance" has the meaning set forth in Section
2.6.

                           "Parent" means General DataComm Industries, Inc., a
Delaware corporation.

                           "Participant" means any Person to which a Lender has
sold a participation interest in its rights under the Loan Documents.

                           "Patent Security Agreement" means that certain Patent
Security Agreement, dated as of even date herewith, between Borrowers and Agent, in form and substance satisfactory to Agent.

                           "Pay-Off Letter" means a letter, in form and
substance reasonably satisfactory to Agent, from Existing Lender respecting the amount necessary to repay in full all of the obligations of Borrowers owing to Existing Lender and obtain a termination or release of all of the Liens existing in favor of Existing Lender in and to the properties or assets of Borrowers and the Guarantors.

                           "PBGC" means the Pension Benefit Guaranty Corporation
as defined in Title IV of ERISA, or any successor thereto.

                           "Permits" of a Person shall mean all rights,
franchises, permits, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

                           "Permitted Liens" means (a) Liens in favor of the
Agent for the benefit of the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) purchase money Liens or the interests of lessors under capital leases to the extent that such Liens or interests secure Purchase Money Indebtedness permitted under Section 7.1 hereof and so long as the Lien attaches only to the assets purchased or acquired and the proceeds thereof, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of each Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of each Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of each Borrower, (i) Liens of or resulting from any judgment or award that would not have a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which a Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent, (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by any Borrower or the value of Lender Group's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of any Borrower, and (l) Liens on leases (and the underlying Equipment) in which DataComm Leasing is the lessor, provided that (i) the Agent receives not less than 30 days prior written notice of the incurrence of such Liens and the Indebtedness secured thereby, (ii) the Agent has instituted a reserve, consistent with the reserve described in Section 2.1(b)(i)(D), with respect to such Liens and Indebtedness, and (iii) the proceeds of the Indebtedness secured by such Liens are deposited in a Lockbox.

                           "Permitted Protest" means the right of a Borrower to
protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of such Borrower in an amount that is reasonably satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by such Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Lender Group, or of the Agent for the benefit of Lender Group, in and to the Collateral.

                           "Person" means and includes natural persons,
corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                           "Personal Property Collateral" means all Collateral
other than the Real Property Collateral.

                           "Pledge Agreements" means, collectively, (i) the
Pledge Agreement, dated as of even date herewith, made by the Parent in favor of the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time, (ii) the Pledge Agreement, dated as of even date herewith, made by General DataComm in favor of the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time, (iii) the Pledge Agreement, dated as of even date herewith, made by General DataComm International Corp. in favor of the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time, (iv) the Pledge Agreement, dated as of even date herewith, made by Vital in favor of the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time, and (v) the Pledge Agreement, dated as of even date herewith, made by GDC Realty in favor of the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                           "Plan" means any employee benefit plan, program, or
arrangement maintained or contributed to by a Borrower or with respect to which it may incur liability.

                           "Pro Rata Share" means, with respect to a Lender, a
fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments, provided that, if the Commitments have been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Advances and Term Loans and interest in Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all of the Advances, the Term Loans and Letter of Credit Obligations. If and to the extent that, pursuant to Section 15.1 hereof, an assignor Lender makes in favor of an Assignee a non-ratable assignment of 100% of the Commitments in respect of the Term A Loan and the Term Loan Obligations with respect to the Term A Loan or the Term B Loan and the Term Loan Obligations with respect to the Term B Loan, then, anything in the Loan Agreement or the other Loan Documents to the contrary notwithstanding, for purposes of determining "ratability" among the Lenders under the Loan Agreement and the other Loan Document: (a) when used in the context of a Lender's obligation or Commitment to make the Term A Loan or the Term B Loan, as the case may be, or a Lender's right to receive payments in respect of the Term Loan Obligations with respect to the Term A Loan or the Term B Loan, as the case may be, the term "Pro Rata Share" shall mean (i) 100% with respect to such Assignee and (ii) -0-% with respect to such assignor Lender; (b) when used in the context of a Lender's obligation or Commitment to make Advances or participate in Letters of Credit or a Lender's right to receive payment in respect of the Other Obligations, the term "Pro Rata Share" shall mean (i) 100% with respect to the assignor Lender and (ii) -0-% with respect to the Assignee; (c) from and after the Closing Date, the then outstanding principal amount of the Term Loans shall be deemed to be the amount of the total Commitments in respect of the Term Loans; and (d) in all other cases, the term "Pro Rata Share" shall have the meaning set forth in the first sentence of this definition.

                           "Purchase Money Indebtedness" means Indebtedness
(other than the Obligations, but including obligations under capital leases), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                           "Real Property" means any estates or interests in
real property now owned or hereafter acquired by any Borrower.

                           "Real Property Collateral" means the parcel or
parcels of real property and the related improvements thereto identified on Schedule R-1, and any Real Property hereafter acquired by any Borrower.

                           "Reference Rate" means the rate of interest announced
within Wells Fargo Bank, N.A. at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

                           "Registration Rights Agreement" means the
Registration Rights Agreement, in form and substance satisfactory to the Agent, by and between the Parent and the Term B Loan Lender, with respect to the shares of Common Stock that Term B Loan Lender may acquire and certain rights associated with such shares.

                           "Reportable Event" means any of the events described
in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                           "Required Lenders" means, at any time, Lenders whose
Pro Rata Shares aggregate fifty-one percent (51%) or more of the Commitments or, if the Commitments have been terminated irrevocably, 51% of the Obligations then outstanding.

                           "Retiree Health Plan" means an "employee welfare
benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                           "Revolving Credit Commitment" means, at any time with
respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Revolving Credit Commitment" on Schedule C-1 or on Annex I of the Assignment and Acceptance pursuant to which such Lender assumed a portion of the aggregate Revolving Credit Commitment in accordance with the provisions of
Section 16.1, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 16.1.

                           "Revolving Facility Usage" means, as of any date of
determination, the sum of (a) the aggregate amount of Advances outstanding, plus
(b) the Letter of Credit Usage.

                           "SEC" means the United States Securities and Exchange
Commission and any successor Federal agency having similar powers.

                           "Securities Account" means a "securities account" as
that term is defined in Section 8-501 of the Code.

                           "Settlement" has the meaning set forth in Section
2.1(h)(i).

                           "Settlement Date" has the meaning set forth in
Section 2.1(h)(i).

                           "Share Charge" means the Share Charge, dated as of
even date herewith, made by the Parent in favor of the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                           "Solvent" means, with respect to any Person on a
particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                           "Stock" means all shares, options, warrants,
interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                           "Subordinated Exchange Nonconvertible Notes" means
the subordinated nonconvertible notes of the Parent issuable in exchange for the Convertible Senior Subordinated Debentures.

                           "Subsidiary" of a Person means a corporation,
partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                           "Term A Loan" has the meaning set forth in Section
2.4(a)(i).

                           "Term A Loan Commitment" means the amount set forth
opposite such Lender's name on Schedule C-1 as such Lender's "Term A Loan Commitment", as the same may be adjusted from time to time pursuant to the terms of this Agreement.

                           "Term B Loan" has the meaning set forth in Section
2.4(a)(ii).

                           "Term B Loan Commitment" means the amount set forth
opposite such Lender's name on Schedule C-1 as such Lender's "Term B Loan Commitment", as the same may be adjusted from time to time pursuant to the terms of this Agreement.

                           "Term B Loan Lender" has the meaning set forth in
Section 15.1.

                           "Term Loan Obligations" means any Obligation with
respect to the Term Loans (including, without limitation, the principal thereof, interest thereon, and fees and expenses specifically related thereto).

                           "Term Loans" means, collectively, the Term A Loan and
the Term B Loan.

                           "Trademark Security Agreement" means that certain
Trademark Security Agreement, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent.

                           "Vital"  means  Vital  Network  Services,  L.L.C.,  a
Delaware limited liability company.

                           "Voidable Transfer" has the meaning set forth in
Section 19.8.

                  1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Parent and its Subsidiaries" is used in respect of a financial covenant or a related definition, it shall be understood to mean the Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

                  1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                  1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or any other Loan Documents, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Agent. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joiners, and supplements, thereto and thereof, as applicable.

                  1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         2.       LOAN AND TERMS OF PAYMENT.

                  2.1      Revolving Advances.

                           (a)      Subject to the terms and conditions of this
Agreement, each Lender severally agrees to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolving Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less (A) the aggregate amount of all Letter of Credit Usage, less (B) the aggregate amount of the Inventory Reserves. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                                    (x)  85% of Eligible Accounts, less the
amount, if any, of the sum of (i) the Dilution Reserve, and (ii) the Exchange Rate Reserve, plus

                                    (y) the lowest of (i)  $7,500,000,  and (ii)
the sum of (A) 20% of the value of Eligible Inventory consisting of raw materials plus (B) 40% of the value of Eligible Inventory consisting of finished goods, minus

                                    (z)  the aggregate amount of reserves, if
any, established by Agent under Section 2.1(b).

                           (b)      Advance Rate Adjustments and Reserves;
Inventory Reappraisals.

                                    (i)     Anything to the contrary in Section
2.1(a) above notwithstanding, Agent may create reserves against the Borrowing Base or reduce the Lender Group's advance rates based upon Eligible Accounts or Eligible Inventory without declaring an Event of Default (A) for any amount subject to a Permitted Protest, (B) for amounts owing to landlords or similar Persons that could assert a statutory lien in respect of any of the Collateral,
(C) for an amount equal to the quarterly royalty payments due to licensors of technology that has been licensed to a Borrower and included in such Borrower's Inventory, (D) for an amount equal to one and one-half month's required debt service payments on the Indebtedness incurred by DataComm Leasing, existing on the Closing Date and secured by chattel paper and the related leased Equipment, and (E) as determined by Agent in its reasonable credit judgment. Lenders shall have no obligation to make further Advances hereunder to the extent such Advances would cause the outstanding Revolving Facility Usage to exceed the Maximum Revolving Amount. Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                                    (ii)    Agent shall have the right to have
the Inventory reappraised by a qualified appraiser selected by Agent from time to time after the Closing Date for the purpose of redetermining the Liquidation Value of the Inventory. In the absence of a continuing Event of Default, such appraisals may occur annually.

                           (c)      Procedure for Borrowing.  Each Borrowing
shall be made upon Administrative Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day immediately preceding the requested Funding Date, specifying (i) the amount of the Borrowing and (ii) the requested Funding Date, which shall be a Business Day. The amount of each Borrowing shall not be less than $200,000.

                           (d)      Agent's Election.  Promptly after receipt of
a request for a Borrowing pursuant to Section 2.1(c), Agent shall elect, in its discretion, (i) to have the terms of Section 2.1(e) apply to such requested Borrowing, or (ii) to request Foothill to make a Foothill Loan pursuant to the terms of Section 2.1(f) in the amount of the requested Borrowing; provided, however, that if Foothill declines in its sole discretion to make a Foothill Loan pursuant to Section 2.1(f), Agent shall elect to have the terms of Section 2.1(e) apply to such requested Borrowing.

                           (e)      Making of Advances.

                                    (i)     In the event that Agent shall elect
to have the terms of this Section 2.1(e) apply to a requested Borrowing as described in Section 2.1(d), then promptly after receipt of a request for a Borrowing pursuant to Section 2.1(c), the Agent shall notify Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Sections 3.1 and 3.2, Agent shall make the proceeds of such Advances available to Borrowers on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to the Designated Account; provided, however, that, subject to the provisions of Section 2.1(k), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have received written notice from any Lender, or otherwise has actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

                                    (ii)    Unless Agent receives notice from a
Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of such Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent shall have made available to Borrowers such amount, then such Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice from Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is paid to Agent such payment to Agent shall constitute such Lender's Advance on the Funding Date for all purposes of this Agreement. If such amount is not paid to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate then applicable to Advances. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on such Funding Date.

                                    (iii)   Agent shall not be obligated to
transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (y) the requisite non-Defaulting Lenders and Agent shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower of its duties and obligations hereunder.

                           (f)      Making of Foothill Loans.

                                    (i)     In the event Agent shall elect, with
the consent of Foothill as a Lender, to have the terms of this Section 2.1(f) apply to a requested Borrowing as described in Section 2.1(d), Foothill as a Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Foothill as a Lender pursuant to this Section 2.1(f) being referred to as a "Foothill Loan" and such Advances being referred to collectively as "Foothill Loans") available to Borrowers on the Funding Date applicable thereto by transferring same day funds to Borrowers' Designated Account. Each Foothill Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Foothill as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of Section 2.1(k), Agent shall not request Foothill as a Lender to make, and Foothill as a Lender shall not make, any Foothill Loan if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Sections 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Foothill as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Sections 3.1 or 3.2 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Foothill Loan.

                                    (ii)    The Foothill Loans shall be secured
by the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate then applicable to Advances pursuant to Section 2.6.

                           (g)      Agent Advances.

                                    (i)     Subject to the limitations set forth
in the proviso contained in this Section 2.1(g), Agent hereby is authorized by Borrowers and Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default) or (2) at any time that any of the other applicable conditions precedent set forth in
Section 3.1 or 3.2 have not been satisfied, to make Advances to Borrowers on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Obligations, or (C) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.1(g) being hereinafter referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke Agent's authorization contained in this Section 2.1(g) to make Agent Advances, any such revocation to be in writing and to become effective upon Agent's receipt thereof.

                                    (ii)   Agent Advances shall be repayable by
Borrowers on demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate then applicable to Advances pursuant to Section 2.6.

                           (h)      Settlement.  It is agreed that each Lender's
funded portion of the Advances is intended by Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Foothill, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Foothill Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                                    (i)     Agent shall request settlement
("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Foothill, with respect to each outstanding Foothill Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each Lender, by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Foothill Loans and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the principal, interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.1(e)(iii)): (y) if a Lender's balance of the Advances, Foothill Loans and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Foothill Loans and Agent Advances as of a Settlement Date, then, Agent shall by no later than 12:00 p.m. (California time) on such Settlement Date transfer in immediately available funds to the account of such Lender as Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Foothill Loans and Agent Advances; and (z) if a Lender's balance of the Advances, Foothill Loans and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Foothill Loans and Agent Advances as of a Settlement Date, such Lender shall by no later than 12:00 p.m. (California time) on such Settlement Date transfer in immediately available funds to such account of Agent as Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of such Settlement Date, its Pro Rata Share of the Advances, Foothill Loans and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Foothill Loan or Agent Advance and shall, together with the portion of such Foothill Loan or Agent Advance representing Foothill's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account, such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                                    (ii)    In determining whether a Lender's
balance of the Advances, Foothill Loans and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Foothill Loans and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent or Foothill with respect to principal, interest and fees payable by Borrowers and allocable to Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent or Foothill to that Lender as part of such Settlement.

                                    (iii)   Between Settlement Dates, Agent, to
the extent no Agent Advances or Foothill Loans are outstanding, may pay over to Foothill any payments received by Agent which in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Foothill's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Foothill's Pro Rata Share of the Advances other than to Foothill Loans or Agent Advances, as provided for in the previous sentence, Foothill shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Foothill with respect to Foothill Loans, Agent with respect to Agent Advances and each Lender with respect to the Advances other than Foothill Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Foothill, Agent, or the Lenders, as applicable.

                           (i)      Notation.  Agent shall record on its books
the principal amount of the Advances owing to each Lender, including the Foothill Loans owing to Foothill, and Agent Advances owing to Agent and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                           (j)      Lenders' Failure to Perform.  All Advances
(other than Foothill Loans and Agent Advances) shall be made by Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

                           (k)      Overadvances.  (i)  Agent may make voluntary
Overadvances without the written consent of Required Lenders for amounts charged to the Loan Account for interest, fees or Lender Group Expenses pursuant to
Section 2.1(g)(i)(2)(C). Agent may, but shall not be obligated to, knowingly and intentionally continue to make Advances to Borrowers if, at any time, (1) either
(A) the outstanding Revolving Facility Usage would not exceed the

Borrowing Base by more than $4,000,000 or (B) (y) the outstanding Revolving Facility Usage would not exceed the Borrowing Base by more than the amount proposed by Agent and agreed to by Required Lenders, and (z) such Advances are made pursuant to a plan (proposed by Agent and agreed to by Required Lenders) for the elimination of the outstanding Revolving Facility Usage in excess of the Borrowing Base, and (2) the outstanding Revolving Facility Usage (except for and excluding amounts charged to the Loan Account for interest, fees or Lender Group Expenses) does not exceed the Maximum Revolving Amount. The foregoing provisions are for the sole and exclusive benefit of Agent and Lenders and are not intended to benefit any Borrower in any way. The Agent Advances and Foothill Loans, as applicable, that are made pursuant to this Section 2.1(k) shall be subject to the same terms and conditions as any other Advance or Foothill Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.6(c)(i) without regard to the presence or absence of a Default or Event of Default; provided, that Required Lenders may, at any time, revoke Agent's authorization contained in this Section 2.1(k) to make Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon Agent's receipt thereof; provided further, however, that the making of such Overadvances shall not constitute a waiver of such Event of Default arising therefrom.

                                    (ii)    In the event Agent obtains actual
knowledge that Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of Required Lenders.

                                    (iii)   Each Lender shall be obligated to
settle with Agent as provided in Section 2.1(h) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances reported to such Lender, any intentional Overadvances made as permitted under this Section 2.1(k), and any Overadvances resulting from the charging to the Loan Account of interest, fees or Lender Group Expenses.

                  2.2      Letters of Credit.

                           (a)      Subject to the terms and conditions of this
Agreement, Agent agrees on behalf of the Lenders that have a Revolving Credit Commitment greater than zero to issue letters of credit for the account of each Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of each Borrower. Agent shall have no obligation to issue an L/C or L/C Guaranty if any of the following would result:

                                    (i)  100%  of the  aggregate  amount  of all
                  Letter of Credit Usage, would exceed the Borrowing Base less the amount of outstanding Advances less the aggregate amount of Inventory Reserves and reserves established under Section 2.1(b); or

                                    (ii) the  aggregate  amount of all Letter of
                  Credit Usage would exceed the lower of: (x) the Maximum Revolving Amount less the amount of outstanding Advances less the aggregate amount of Inventory Reserves and reserves established under Section 2.1(b); or (y) $5,000,000; or

                                    (iii)   the outstanding Obligations would
exceed the Maximum Amount.

Each Borrower expressly understands and agrees that Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Each Borrower and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent in its sole discretion. If the Lender Group is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6.

                           (b)      Borrowers, jointly and severally, hereby
agree to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, including payments made by the Lender Group, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit. Each Borrower agrees to be bound by the issuing bank's regulations and interpretations of any Letters of Credit guarantied by the Lender Group and opened to or for such Borrower's account or by Agent's interpretations of any L/C issued by the Lender Group to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following each Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto, except to the extent that a court of competent jurisdiction has finally determined that the liability resulted from the Lender Group's gross negligence or willful misconduct. Each Borrower understands that the L/C Guarantees may require the Lender Group to indemnify the issuing bank for certain costs or liabilities arising out of claims by a Borrower against such issuing bank. Borrowers, jointly and severally, hereby agree to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Guaranty as a result of the Lender Group's indemnification of any such issuing bank.

                           (c)      Each Borrower hereby authorizes and directs
any bank that issues a letter of credit guaranteed by the Lender Group to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. A Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

                           (d)      Any and all charges, commissions, fees, and
costs incurred by Agent or Lender Group relating to the letters of credit guaranteed by the Lender Group shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent.

                           (e)      Immediately upon the termination of this
Agreement, Borrowers agree to either (i) provide cash collateral to be held by Agent in an amount equal to 105% of the maximum amount of the Lender Group's obligations under all Letters of Credit, or (ii) cause to be delivered to Agent releases of all of the Lender Group's obligations under outstanding Letters of Credit. At Agent's discretion, any proceeds of Collateral (up to said 105%) received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

                           (f)      If by reason of (i) any change in any
applicable law, treaty, rule, or regulation or any change in the interpretation or application by any Governmental Authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by Agent, the issuing bank or Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                                    (A)     any reserve, deposit, or similar
requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                                    (B)     there shall be imposed on the
issuing bank or Lender Group any other condition regarding any letter of credit, L/C or L/C Guaranty, as applicable, issued pursuant hereto;and the result of the foregoing is to increase, directly or indirectly, the cost to the Agent, issuing bank or Lender Group of issuing, making, guaranteeing, or maintaining any letter of credit, L/C or L/C Guaranty, as applicable, or to reduce the amount receivable in respect thereof by such Agent, issuing bank or Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as the issuing bank or Agent may specify to be necessary to compensate the Agent, issuing bank or Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.7(a)(i) or (c)(i), as applicable. The determination by the issuing bank or Agent, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                  2.3      Participations in Letters of Credit.

                           (a)      Purchase of Participations.  Immediately
upon issuance of any Letter of Credit in accordance with Section 2.2, each Lender that has a Revolving Credit Commitment shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

                           (b)      Documentation.  Upon the request of any
Lender, Agent shall furnish to such Lender copies of any Letter of Credit, guaranty, security agreement or reimbursement agreement executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                           (c)      Obligations Irrevocable.  The obligations
of each Lender to make payments to Agent with respect to any Letter of Credit or with respect to any other credit support or enhancement provided through Agent with respect to a Letter of Credit, and the obligations of Borrowers to make payments to Agent, for the account of Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                                    (i)     any lack of validity or
enforceability of this Agreement or any of the other Loan Documents;

                                    (ii)    the existence of any claim, setoff,
defense, or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);

                                    (iii)   any draft, certificate, or any other
document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (iv)    the surrender or impairment of any
security for the performance or observance of any of the terms of any of the Loan Documents; or

                                    (v)     the occurrence of any Default or
Event of Default.

                           (d)      Recovery or Avoidance of Payments.  In the
event any payment by or on behalf of a Borrower received by Agent with respect to any Letter of Credit (or any guaranty by a Borrower or reimbursement obligation of a Borrower relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by Agent, pay to Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by Agent upon the amount required to be repaid by it.

                  2.4 Term Loans. (a)(i) Subject to the terms and conditions of this Agreement, each Lender that has a Term A Loan Commitment severally agrees to make a term loan on the Closing Date (the "Term A Loan") to Borrowers in the original aggregate principal amount equal to such Lender's Term A Loan Commitment. The Term A Loan shall be repaid in monthly installments of principal equal to $250,000. Each such installment shall be due and payable on the first day of each month commencing on the first day of the thirteenth month following the Closing Date and continuing on the first day of each succeeding month until and including the date on which the unpaid balance of the Term A Loan is paid in full. The outstanding principal balance and all accrued and unpaid interest under the Term A Loan shall be due and payable upon the termination of this Agreement (or all Revolving Credit Commitments), whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of the Term A Loan may be prepaid in whole or in part without penalty or premium at any time during the term of this Agreement upon 30 days prior written notice by Borrowers to Agent, all such prepaid amounts to be applied to the installments due on the Term A Loan in the inverse order of their maturity, provided that, no such prepayment of the Term A Loan shall be made unless, both before and after giving effect thereto, Availability is not less than $1,000,000. All amounts outstanding under the Term A Loan shall constitute Obligations.

                                    (ii)    Subject to the terms and conditions
of this Agreement, each Lender that has a Term B Loan Commitment severally agrees to make a term loan on the Closing Date (the "Term B Loan") to Borrowers in the original aggregate principal amount equal to such Lender's Term B Loan Commitment. The outstanding principal amount of the Term B Loan (after giving effect to any conversions pursuant to Section 15 hereof) shall be repaid in monthly installments of principal equal to $62,500. Each such installment shall be due and payable on the first day of each month commencing on the first day of the thirteenth month following the Closing Date and continuing on the first day of each succeeding month until and including the date on which the unpaid balance of the Term B Loan is paid in full or has been converted pursuant to
Section 15 hereof. The outstanding principal balance and all accrued and unpaid interest under the Term B Loan shall be due and payable upon the termination of this Agreement (or all Revolving Credit Commitments), whether by its terms, by prepayment, by acceleration, or otherwise. If and only if the Term A Loan has been repaid in full, the unpaid principal balance of the Term B Loan may be prepaid in whole or in part without penalty or premium at any time during the term of this Agreement upon 30 days prior written notice by Borrowers to Agent, all such prepaid amounts shall be applied to the installments due on the Term B Loan in the inverse order of their maturity; provided, however, that (A) notwithstanding anything herein to the contrary, the Term B Loan Lender shall have the right to convert all or any portion of the Term B Loan into shares of Common Stock, pursuant to Section 15 of this Agreement, at any time during the 30 day period after the Borrowers' delivery of written notice of the proposed prepayment of the Term B Loan and (B) no such prepayment of the Term B Loan shall be made unless, both before and after giving effect thereto, Availability is not less than $1,000,000. All amounts outstanding under the Term B Loan shall constitute Obligations.

                           (b)      Procedure for Borrowing.  The Borrowing of
the Term Loans shall be made upon Administrative Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day immediately preceding the requested Closing Date specifying (i) the amount of the Borrowing; and (ii) the requested Funding Date, which shall be the Closing Date.

                           (c)      Making the Term Loans.

                                    (i)     Promptly after receipt of a request
for a Borrowing pursuant to Section 2.4(b), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in same day funds, to such account of Agent as Agent may designate, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of the Term Loans, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds of the Term Loans available to Borrowers on the applicable Funding Date by transferring same day funds equal to the proceeds of the Term Loans received by Agent to the Borrowers' Designated Account; provided, however, that Agent shall not request any Lender to make, and no Lender shall have the obligation to make, the Term Loans if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the applicable conditions set forth in Section 3 will not be satisfied on the requested Funding Date for the Borrowing.

                                    (ii)    Unless Agent receives notice from a
Lender on or prior to the Closing Date that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Term Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Term Loans composing such Borrowing. The failure of any Lender to make the Term Loans on the Funding Date shall not relieve any other Lender of any obligation hereunder to make the Term Loans on the Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Term Loans to be made by such other Lender on any Funding Date.

                                    (iii)   Agent shall not be obligated to
transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (y) the requisite non-Defaulting Lenders, Agent, and Borrowers shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower of its duties and obligations hereunder.

                           (d)      Lenders' Failure to Perform.  The Term Loans
shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make the Term Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make the Term Loans hereunder, and (ii) no failure by any Lender to perform its obligation to make the Term Loans hereunder shall excuse any other Lender from its obligation to make the Term Loans hereunder.

                  2.5   Payments.

                           (a)      Payments by Borrower.

                                    (i)     All payments to be made by Borrowers
shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent for the account of the Lenders, at Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                                    (ii)    Whenever any payment is due on a day
other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                                    (iii)   Unless Agent receives notice from
Administrative Borrower prior to the date on which any payment is due to Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers have not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                                    (iv)    Immediately upon the receipt by any
Borrower or any of its Subsidiaries of any Net Proceeds from the issuance, sale, assignment, transfer or other disposition of any Stock, debt securities or assets (to the extent such sale, assignment, transfer or other disposition of assets is permitted pursuant to the terms of this Agreement) of such Borrower or any of its Subsidiaries, such Borrower shall make a repayment of any outstanding Advances in an amount equal to the amount of such Net Proceeds.

                                    (v)     Immediately upon the receipt by any
Borrower of any insurance proceeds, such Borrower shall make a repayment of any outstanding Advances in an amount equal to the amount of such insurance proceeds, except to the extent such insurance proceeds are required to be paid to The Chase Manhattan Bank under any of its mortgages on the Real Property Collateral or to other holders of Permitted Liens to the extent required by the agreement creating or evidencing such Permitted Lien or the indebtedness secured thereby.

                           (b)      Apportionment, Application of Payments, and
Reversal of Payments. (i) Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of each Lender's Advances and Term Loans as to which such payments relate), and payments of the fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments not relating to principal of or interest on specific Advances or the Term Loans (other than payments constituting payment of specific fees) and all proceeds of Collateral received by Agent pursuant to this Agreement or any other Loan Document, shall be applied:

                  first, to pay any fees or Lender Group Expenses then due to Agent from Borrowers until paid in full;

                  second, to pay any fees or Lender Group Expenses then due to Lenders from Borrowers;

                  third, to pay interest due in respect of all Foothill Loans and Agent Advances until paid in full;

                  fourth, to pay interest due in respect of all Advances (other than Foothill Loans and Agent Advances) until paid in full;

                  fifth, so long as no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing and Agent agrees in its sole discretion, to pay interest due in respect of the Term Loans until paid in full (if an Event of Default has occurred and is continuing and Agent has not so agreed, the priority of such amounts is deferred to item "ninth");

                  sixth, to pay or prepay principal of Foothill Loans and Agent Advances until paid in full;

                  seventh, ratably to pay principal of the Advances (other than Foothill Loans and Agent Advances);

                  eighth, to be held by Agent as cash collateral in accordance with Section 2.2(e) hereof with respect to unreimbursed obligations in respect of Letters of Credit until paid in full;

                  ninth, to pay interest due in respect of the Term Loans until paid in full;

                  tenth, when due and payable, to pay the principal of the Term Loans until paid in full; and

                  eleventh, ratably to pay any other Obligations due to Agent or any Lender by Borrowers.

Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.1(h).

                                    (ii)    In each instance, so long as no
Event of Default has occurred and is continuing, Section 2.5(b)(i) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to Agent to be for the payment of Term Loan Obligations when due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Term Loans pursuant to Section 2.4(a).

                                    (iii)   For purposes of the foregoing,
"paid in full" with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

                                    (iv)    In the event of a direct conflict
between the priority provisions of this Section 2.5(b) and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.5(b) shall control and govern.

                  2.6  Overadvances.    If, at any time or for any reason,  the
amount of Obligations owed by Borrowers to Lender Group pursuant to Sections 2.1 and 2.2 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priority set forth in Section 2.5(b).

                  2.7 Interest and Letter of Credit Fees: Rates, Payments, and Calculations.

                           (a)      Interest Rate.  Except as provided in clause
(b) below, (i) all Obligations (except for the Term Loan Obligations and amounts undrawn under Letters of Credit) shall bear interest at a per annum rate of
0.625 percentage point above the Reference Rate, and (ii) all Term Loan Obligations shall bear interest at a per annum rate of 12.50 percent; provided, however, the interest rate on the Term Loans shall automatically increase to 13 percent per annum on the first anniversary of the Closing Date and shall automatically increase to 14 percent per annum on the second anniversary of the Closing Date.

                           (b)      Letter of Credit Fee.  Borrowers shall pay
Agent, for the ratable benefit of the Lender Group a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to 1.50% per annum times the aggregate undrawn amount of all outstanding Letters of Credit.

                           (c)      Default Rate.  Upon the occurrence and
during the continuation of an Event of Default, (i) all Obligations (except for the Term Loan Obligations and amounts undrawn under Letters of Credit) shall bear interest at a per annum rate equal to 2.625 percentage points above the Reference Rate, (ii) all Term Loan Obligations shall bear interest at a per annum rate equal to 2.00 percentage points above the interest rate applicable to the Term Loans at such time, and (iii) the Letter of Credit fee provided in
Section 2.7(b) shall be increased to 3.50% per annum times the amount of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

                           (d)      Minimum Interest.  In no event shall the
rate of interest chargeable under Section 2.7(a)(i) for any day be less than 7.00% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                           (e)      Payments.  Interest and Letter of Credit
fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Each Borrower hereby authorizes Agent to, and the Agent agrees that it will, without prior notice to any Borrower, charge such interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the fees and charges provided for in
Section 2.12 (as and when accrued or incurred), and all installments or other payments due under the Term Loans, or any Loan Document to Borrowers' Loan
Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                           (f)      Computation.  The Reference Rate as of the
date of this Agreement is 7.75% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                           (g)      Intent to Limit Charges to Maximum Lawful
Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                  2.8 Collection of Accounts. (a) Each Borrower shall at all times maintain Lockboxes (the "Lockboxes") and, immediately after the Closing Date, (i) shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of such Borrower to remit all Collections in respect thereof to such Lockboxes and (ii) shall deposit all other Collections received by such Borrower from any source immediately upon receipt into the Lockboxes. Each Borrower, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Each Borrower agrees that all Collections and other amounts received by such Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by any Borrower without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Agent Account") maintained by Agent at a depository selected by Agent.

                           (b)      On or before the time set forth in Section
3.3(e), each Eligible Foreign Guarantor shall (i) establish, and thereafter maintain, one or more depository accounts, under the dominion and control of the Agent and otherwise satisfactory to Agent, in respect of the Collections paid by each of its Account Debtors and (ii) instruct all such Account Debtors to remit all such Collections to such depository accounts. Each Eligible Foreign Guarantor at all times promptly shall deposit all Collections into such accounts that are received by such Eligible Foreign Guarantor from any source immediately upon receipt thereof. Subject to the immediately following sentence, each Eligible Foreign Guarantor may use the funds on deposit in its foreign bank accounts for its working capital purposes. To the extent that the aggregate amount of balances in its foreign bank accounts exceed an Eligible Foreign Guarantor's Cash Operating Requirement, such excess shall, if in a currency other than Dollars, be converted into Dollars (at Borrowers' sole expense) and wired into a Lockbox Account and then wired from the Lockbox Account to the Agent Account. In addition, during the continuance of an Event of Default, the Agent shall have the right to convert all non-Dollar denominated balances in each Eligible Foreign Guarantor's foreign bank accounts into Dollars (at Borrowers' sole expense) and cause all amounts in such accounts to be wired into a Lockbox Account and then wired from the Lockbox Account to the Agent Account. The arrangements contemplated in this Section 2.8(b) shall not be modified by any Eligible Foreign Guarantor without the prior written consent of Agent.

                  2.9  Crediting   Payments;   Application   of   Collections.
The receipt of any Collections by Agent (whether from transfers to Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to the Obligations in accordance with Section 2.5(b), but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Agent shall be entitled to charge Borrowers for two Business Days of 'clearance' or 'float' at the rate set forth in Section 2.7(a)(i) or Section 2.7(c)(i), as applicable, on all Collections that are received by Agent (regardless of whether forwarded by the Lockbox Banks to Agent, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board two Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Lender Group's financing of Borrowers, and shall apply irrespective of the characterization of whether receipts are owned by any Borrower or Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging two Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Agent Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

                  Anything contained herein to the contrary notwithstanding, the economic benefit of the two Business Day clearance or float charge provided for in this Section 2.8 is not for the ratable benefit of the Lenders, but instead shall be for the sole and separate account of Agent.

                  2.10 Designated Account. Agent, Foothill, and the Lenders are authorized to make the Advances, the Term Loans, and the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.7(e). Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances and the Term Loans requested by Borrowers and made by Agent, Foothill or the Lenders hereunder. Unless otherwise agreed by Agent and Borrowers, any Advance or the Term Loans requested by Borrowers and made hereunder shall be made to the Designated Account.

                  2.11 Maintenance of Loan Account; Statements of Obligations. Agent on behalf of the Lender Group shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances and the Term Loans made by Agent, Foothill, or the Lenders to Borrowers or for Borrowers' account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrowers. In accordance with Section 2.9, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent Account from any Lockbox Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

                  2.12 Fees. Borrowers shall pay to Agent for the benefit of the Lender Group (to be distributed among Lender Group as set forth in a separate writing among them), the following fees:

                           (a)      Closing Fee.  On the Closing Date, a closing
fee of $400,000;

                           (b)      Intentionally Omitted.

                           (c)      Annual Facility Fee. (i) On each anniversary
of the Closing Date, an annual facility fee in an amount equal to 0.25% of the Maximum Revolving Amount and (ii) on each of the first and the second anniversaries of the Closing Date, a facility fee in an amount equal to 0.50% of the then outstanding principal amount of the Term Loans;

                           (d)      Financial Examination, Documentation, and
Appraisal Fees. For the sole and separate account of Agent: Agent's customary fee of $750 per day per examiner, plus Agent's out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrowers performed by personnel employed by Agent; Agent's out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Agent; and, the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrowers or to appraise the Collateral, provided that, in the absence of a continuing Event of Default, the Borrowers shall only be required to pay such expenses and charges of one Inventory and Equipment appraisal in any calendar year; and

                           (e)      Agency Fee.  For the sole and separate
account of Agent, on the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, an agency fee in an amount equal to $5,000.

                  2.13     Joint and Several Liability of the Borrowers.

                           (a)      Each Borrower is accepting joint and several
liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

                           (b)      Each Borrower, jointly and severally, hereby
irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.13), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

                           (c)      If and to the extent that any Borrower shall
fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

                           (d)      The Obligations of each Borrower under the
provisions of this Section 2.13 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                           (e)      Except as otherwise expressly provided in
this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances, Term Loans or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or the Lender Group under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender Group at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Lender Group in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Agent or Lender Group with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.13 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.13, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this Section 2.13 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.13 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower, Agent or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any Borrower, Agent or any Lender.

                           (f)      The provisions of this Section 2.13 are made
for the benefit of Agent and each Lender and their respective successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of Agent or any Lender or such successor or assign first to Marshall any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.13 shall remain in effect until all of the Obligations shall have been indefeasibly paid in full or otherwise fully and finally satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lender Group upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.13 will forthwith be reinstated in effect, as though such payment had not been made.

                           (g)      Each Borrower hereby agrees that it will not
enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender Group with respect to any of the Obligations or any collateral security therefor. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender Group hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior indefeasible payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                           (h)      Each Borrower hereby agrees that, after the
occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior indefeasible payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such

Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Lender Group.

         3.       CONDITIONS; TERM OF AGREEMENT

                  3.1 Conditions Precedent to the Initial Advance, Term Loans, and Letter of Credit. The obligation of Lender Group to make the initial Advance and the Term Loans, or to issue the initial Letter of Credit, is subject to the fulfillment, to the satisfaction of Agent and its counsel, of each of the following conditions on or before the Closing Date:

                           (a)      the Closing Date shall occur on or before
May 17, 1999;

                           (b)      Agent shall have received all financing
statements and fixture filings required by Agent, duly executed by each Borrower, and Agent shall have received searches reflecting the filing of its financing statements and fixture filings;

                           (c)      Agent shall have received each of the
following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                                    a.      the Lockbox Agreements;

                                    b.      the Disbursement Letter;

                                    c.      the Pay-Off Letter, together with
                                            UCC termination statements and
                                            other documentation evidencing the
                                            termination by Existing Lender of
                                            its Liens in and to the properties
                                            and assets of each Borrower;

                                    d.      a Pledge Agreement, duly executed by
                                            the Parent, General DataComm,
                                            General DataComm International
                                            Corp., Vital and GDC Realty;

                                    e.      the Patent Security Agreement;

                                    f.      the Trademark Security Agreement;

                                    g.      a Guaranty, duly executed by each
                                            Guarantor;

                                    h.      a Guaranty Security Agreement, duly
                                            executed by each Guarantor;

                                    i.      the Guarantee and Debenture;

                                    j.      the Share Charge;

                                    k.      the Hypothec; and

                                    l.      the Registration Rights Agreement;

                           (d)      Agent shall have received a certificate from
the Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

                           (e)      Agent shall have received copies of each
Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

                           (f)      Agent shall have received a certificate of
status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

                           (g)      Agent shall have received certificates of
status with respect to each Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

                           (h)      Agent shall have received a certificate of
insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Agent and its counsel;

                           (i)      Agent shall have received duly executed
certificates of title with respect to that portion of the Collateral that is subject to certificates of title;

                           (j)      Agent shall have received such Collateral
Access Agreements from lessors, warehousemen, bailees, and other third persons as Agent may require;

                           (k)      Agent shall have received the opinion of
New York counsel, Connecticut counsel, Canadian counsel and English counsel for the Loan Parties in form and substance satisfactory to Agent in its sole discretion;

                           (l)      Agent shall have received appraisals of the
Equipment, satisfactory to Agent;

                           (m)      Intentionally Omitted;

                           (n)      Agent shall have received satisfactory
evidence that all tax returns required to be filed by each Borrower have been timely filed and all taxes upon any Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest; and

                           (o)      Agent's examiners shall have completed a
field survey of the Borrowers and an inspection of each warehouse where each Borrower's Inventory is located, and the Agent shall have received appraisals of the Collateral, including, without limitation, each Borrower's Inventory, Equipment, asynchronous transfer mode technology and Vital's business, from appraisers acceptable to the Agent, each satisfactory in form and substance to Agent;

                           (p)      Borrowers shall have a minimum of
$10,000,000 of unrestricted cash balances and Availability after the repayment of all amounts owing to the Existing Lender, the payment of all fees and expenses incurred in connection with the transactions contemplated by this Agreement and based upon a Borrowing Base calculated using information as of a date no earlier than April 30, 1999, rolled forward to a date acceptable to the Agent, and after reserving for amounts necessary to maintain Borrowers' current liabilities reasonably within terms; and

                           (q)      all other documents and legal matters in
connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel and the fees and disbursements of Schulte Roth & Zabel LLP and all other accrued and unpaid Lender Group Expenses (including the fees and disbursements of counsel to any member of the Lender Group on the Closing
Date) shall be paid if invoiced as of the Closing Date.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 3.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 3.1.

                  3.2 Conditions Precedent to all Advances, all Letters of Credit, and the Term Loans. The following shall be conditions precedent to all Advances, all Letters of Credit and the Term Loans hereunder:

                           (a)      the representations and warranties
contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                           (b)      no Default or Event of Default shall have
occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                           (c)      no injunction, writ, restraining order, or
other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, the Lender Group, or any of their Affiliates;

                           (d)      the amount of the Revolving Facility Usage,
after giving effect to the requested Advance or Letter of Credit, shall not exceed the Availability; and

                           (e)      there shall not have occurred any Material
Adverse Change.

                           The foregoing conditions precedent are not conditions
to each Lender (i) participating in or reimbursing Agent for such Lenders' Pro Rata Share of any drawings under Letters of Credit as provided herein, or (ii) participating in or reimbursing Foothill or the Agent for such Lenders' Pro Rata Share of any Foothill Loan or Agent Advance as provided herein.

                  3.3  Condition  Subsequent.   As  a condition  subsequent to
the initial closing hereunder, Borrowers shall perform or cause to be performed the following (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

                           (a)      within 30 days of the Closing Date, deliver
to Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Agent and its counsel;

                           (b)      within 45 days of the Closing Date, deliver
to Agent duly executed originals of the Mortgages, in form and substance satisfactory to Agent and its counsel;

                           (c)      within 45 days of the Closing Date, deliver
to Agent copies of all previous completed phase-I environmental reports that are available and real estate surveys with respect to the Real Property Collateral; the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be acceptable to Agent in its reasonable discretion;

                           (d)      within 45 days of the Closing Date, deliver
to the Agent mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Agent (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Agent assuring Agent that the Mortgages on such Real Property Collateral are valid and enforceable second priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to Agent; and

                           (e)      within 30 days after the Closing Date,
establish with banks acceptable to the Agent, one or more depository accounts, under the dominion and control of the Agent and otherwise acceptable to the Agent, with respect to the Collections of each Eligible Foreign Guarantor.

                  3.4 Term.    This Agreement  shall become  effective upon the
execution and delivery hereof by each Borrower, each of the Lenders and the Agent, and shall continue in full force and effect for a term ending on the date (the "Maturity Date") that is three (3) years from the Closing Date, unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, Agent (on behalf of the Lender Group) shall have the right to terminate Lender Group's obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                  3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge any Borrower of Borrower's duties, Obligations, or covenants hereunder or under the other Loan Documents, and Lender Group's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender Group's obligation to provide additional credit hereunder is terminated.

                  3.6 Early Termination by Borrower. Borrowers have the option, at any time upon 90 days prior written notice to Agent, to terminate this Agreement by paying to Agent (for the ratable benefit of Lender Group), in cash, the Obligations (including an amount equal to 105% of the undrawn amount of the Letters of Credit), in full, together with a premium (the "Early Termination Premium") equal to (a) 2.0% of the Maximum Revolving Amount if such termination occurs prior to the first anniversary of the Closing Date, (b) 1.0% of the Maximum Revolving Amount if such termination occurs on or after the first anniversary but prior to the second anniversary of the Closing Date, and (c) 0.5% of the Maximum Revolving Amount if such termination occurs after the second anniversary of the Closing Date.

         4.       CREATION OF SECURITY INTEREST.

                  4.1 Grant of Security Interest. (a) Each Borrower hereby grants to Agent for the benefit of the Lender Group, continuing Liens on all right, title, and interest of such Borrower in and to all its currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations (other than the Term Loans) and in order to secure prompt performance by Borrowers of each of their covenants and duties with respect to the Obligations (other than the Term Loans) under the Loan Documents (the "Agent's Liens"). Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Agent, Lender Group or any Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of the properties and assets permitted under Section 7.4 hereof, no Borrower has authority, express or implied, to dispose of any item or portion of the Collateral. Subject to Section 2.5(b), the secured claims of the Lender Group with respect to the Obligations (other than the Term Loans), secured by the Collateral shall be of equal priority, and ratable according to the respective Obligations (other than the Term Loans) due each member of the Lender Group.

                           (b)      Each Borrower hereby grants to Agent for the
benefit of the Lender Group, continuing Liens on all right, title and interest of such Borrower in and to all its currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of the Term Loans and in order to secure prompt performance by Borrowers of each of their covenants and duties with respect to the Term Loans under the Loan Documents (the "Agent's Term Loan Liens"). Agent's Term Loan Liens in and to the Collateral shall attach to all Collateral without further act on the part of Agent, Lender Group or any Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of the properties and assets permitted under Section 7.4 hereof, no Borrower has authority, express or implied, to dispose of any item or portion of the Collateral. Subject to Section 2.5(b), the secured claims of the Lender Group with respect to the Term Loans, secured by the Collateral shall be of equal priority, and ratable according to the respective the Term Loans due each member of the Lender Group.

                           (c)      The Agent's Liens shall have priority over
the Agent's Term Loan Liens.

                  4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, each Borrower promptly, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

                  4.3   Collection  of  Accounts,   General   Intangibles,   and
Negotiable Collateral. At any time after the occurrence and during the continuance of an Event of Default, Agent or its designee may (a) notify customers or Account Debtors of each Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent or that Agent for the benefit of the Lender Group has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for Lender Group, as Agent's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by such Borrower.

                  4.4 Delivery of Additional Documentation Required. At any time upon the request of Agent, Borrowers shall execute and deliver to Agent all financing statements, collateral assignments, continuation financing statements, fixture filings, security agreements, pledges, assignments, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected the Agent's Liens and the Agent's Term Loan Liens on the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.

                  4.5 Power of Attorney. Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Agent, to receive and open all mail addressed to such Borrower, and to retain all mail relating to the Collateral and forward all other mail to such Borrower, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender Group's obligation to extend credit hereunder is terminated.

                  4.6  Right to Inspect.    Agent (through any of its officers,
employees, or agents) shall have the right, from time to time hereafter to inspect Books and to check, test, and appraise the Collateral in order to verify each Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

                  4.7 Control Agreements. Each Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under
Section 7.23 and, if to another securities intermediary, unless such Borrower, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other investment property shall be modified by any Borrower without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate or transfer the applicable Securities Account or any related investment property maintained or held thereby and remit the proceeds thereof to the Agent Account.

         5.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance, Letter of Credit, or Term Loan made thereafter, as though made on and as of the date of such Advance, Letter of Credit, or Term Loan, (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

                  5.1 No Encumbrances. Each Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

                  5.2 Eligible Accounts. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of each Borrower's business, unconditionally owed to such Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation ("Defenses"), provided that (i) if Defenses exist with respect to any Account, such Account will not be an Eligible Account and (ii) the existence of any Defense with respect to an Account of which the Borrowers have no knowledge will not by itself give rise to an Event of Default under Section 8.12 of this Agreement. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. No Borrower has received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

                  5.3 Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from defects known to any Borrower.

                  5.4 Equipment. All of the Equipment is used or held for use in Borrowers' business and is fit for such purposes.

                  5.5      Location  of  Inventory  and  Equipment.
The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) and are located only at the locations identified on Schedule 6.12 or otherwise permitted by Section 6.12.

                  5.6      Inventory Records5.6   Inventory Records.  Each
Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and such Borrower's cost therefor.

                  5.7      Location of Chief Executive  Office;  FEIN.   The
chief executive office of each Borrower is located at the address indicated in the preamble to this Agreement and each Borrower's FEIN is listed in Schedule
5.7 hereto.

                  5.8      Due Organization and Qualification; Subsidiaries.

                           (a)      Each Borrower is duly organized and existing
and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

                           (b)      Set forth on Schedule 5.8, is a complete and
accurate description of the authorized capital stock of Parent, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding and the number of such shares that are held in Parent's treasury. All such outstanding shares have been validly issued and, as of the Closing Date, are fully paid, nonassessable shares free of contractual preemptive rights. The issuance and sale of all such shares have been in compliance with all applicable federal and state securities laws. Other than as described on Schedule 5.8, there are no subscriptions, options, warrants, or calls relating to any shares of Parent's capital stock, including any right of conversion or exchange under any outstanding security or other instrument. Parent is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock, except as otherwise set forth on Schedule 5.8 with respect to the 9% Convertible Subordinated Debentures and the Parent's 9% Cumulative Convertible Exchangeable Preferred Stock.

                           (c)      Set forth on Schedule 5.8, is a complete and
accurate list of each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation;

and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                           (d)      Except as set forth on Schedule 5.8, no
capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of any Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

                           (e)      The Parent has reserved, out of its
authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of up to $3 million of the Term B Loan into shares of Common Stock pursuant to Section 15 hereof.

                           (f)      Each of DataComm Rental,  DataComm Venezuela
and DataComm Netherlands is an inactive company, has no operations, conducts no business and owns no assets.

                  5.9      Due Authorization; No Conflict.

                           (a)      The execution, delivery, and performance by
each Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                           (b)      The execution, delivery, and performance by
each Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of any Borrower.

                           (c)      Except as set forth on Schedule 5.9(c) and
other than the filing of appropriate financing statements, filings or registrations in the United States Patent and Trademark Office and the equivalent foreign filings and registrations, fixture filings, mortgages and compliance with the Assignment of Claims Act or any state or foreign statutory equivalent, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                           (d)      This Agreement and the Loan Documents to
which a Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by a Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                           (e)      Upon the filing of appropriate financing
statements, filings or registrations in the United States Patent and Trademark Office and the equivalent foreign filings and registrations, fixture filings and mortgages, and upon delivery to the Agent of the Pledged Collateral (as defined in the respective Pledge Agreements), the Liens granted by each Borrower to Agent for the benefit of the Lender Group in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens and, in the case of the Real Property Collateral, the prior Liens of The Chase Manhattan Bank.

                  5.10 Litigation. There are no actions or proceedings pending by or against any Borrower before any court or administrative agency and no Borrower has knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Borrower or any Guarantor of the Obligations, except for: (a) ongoing collection matters in which a Borrower is the plaintiff; (b) matters disclosed on Schedule 5.10; (c) other matters existing on the Closing Date that, if decided adversely to such Borrower or such Guarantor, would in the aggregate result in liability to such Borrower or such Guarantor of not more than $100,000 in the aggregate; and (d) matters arising after the date hereof that are not reasonably be likely to have a Material Adverse Change.

                  5.11 Financial Statements; No Material Adverse Change. All financial statements relating to any Borrower or any Guarantor of the Obligations that have been delivered by Borrowers to Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present such Borrower's (or such Guarantor's, as applicable) financial condition as of the date thereof and such Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to any Borrower (or such Guarantor, as applicable) since the date of the latest financial statements submitted to Lender Group on or before the Closing Date.

                  5.12 Solvency; No Fraudulent Transfer. The Borrowers taken as a whole are Solvent and the Loan Parties taken as a whole are Solvent. No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Borrower.

                  5.13    Employee Benefits.   No Borrower, any of its
Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Each Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. No Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. No Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Benefit Plan under
Section 401(a)(29) of the IRC.

                  5.14  Environmental   Condition.  Except as set forth in
Schedule 5.14, none of any Borrower's properties or assets has ever been used by a Borrower or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials in violation of applicable environmental laws or, if in violation of applicable environmental laws, all such violations have been cured, none of any Borrower's properties or assets has, to the best of Borrower's knowledge, been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute, no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by any Borrower, and no Borrower has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

                  5.15   Brokerage   Fees. No  brokerage commission  or finders
fees has or shall be incurred or payable in connection with or as a result of Borrowers' obtaining financing from the Lender Group under this Agreement, and no Borrower has utilized the services of any broker or finder in connection with Borrowers' obtaining financing from the Lender Group under this Agreement.

                  5.16 Permits and other Intellectual Property. (a) Set forth on Schedule 5.16 is a complete and accurate list of all Permits, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (collectively, the "Intellectual Property"), owned by each Loan Party, showing as of the date hereof the jurisdiction in which registered, the registration or application number. Each Borrower owns or possesses adequate licenses or other rights that are necessary for the operation of its business as currently conducted or proposed to be conducted. No claim is pending or threatened to the effect that any Borrower infringes upon, or conflicts with, the asserted rights of any other Person under any Intellectual Property, and, to the best of each Borrower's knowledge without independent investigation other than those investigations customarily undertaken by owners of similar businesses, there is no basis for any such claim (whether pending or threatened) which is reasonably likely to result in a Material Adverse Change. No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by any Borrower, or in which any Borrower otherwise has the right to use is invalid or unenforceable by any Borrower, and, to the best of each Borrower's knowledge without independent investigation other than those investigations customarily undertaken by owners of similar businesses, there is not basis for any such claim (whether or not pending or threatened).

                           (b)      After giving effect to the transfers
described in Section 6.19, all Intellectual Property (if any) registered to ARC does not constitute a component or a constituent part of any Borrower's ATM Technology, and the use (in whole or in part) of any Borrower's ATM Technology does not infringe or otherwise violate ARC's rights relating to such Intellectual Property. The Intellectual Property sold by one or more of the Borrowers to PC-Tel, Inc. and PC-Tel Global Technologies, Ltd. (collectively,
"PC-Tel") on or about December 22, 1998 did not constitute components or constituent parts of any such Borrower's ATM Technology, and the use (in whole or in part) of any Borrower's ATM Technology does not infringe or otherwise violate PC-Tel's rights relating to such Intellectual Property that has been sold. Within 30 days of the Closing Date, the Borrowers will deliver to Agent a revised Schedule 5.16 to indicate the Intellectual Property that constitutes all the components or constituent parts of the ATM Technology. No Intellectual Property owned by any Loan Party has been sold or otherwise disposed of since December 22, 1998.

                  5.17  Material Contracts;  Restrictive  Agreements.    Except
for such changes as have been provided to Administrative Agent in writing, each other Material Contract to which any Borrower or any Subsidiary of a Borrower is a party is set forth in Part I of Schedule 5.17. Borrower has provided to Agent or its counsel each definitive written agreement relating to each such Material Contract. Except as set forth in Part II of Schedule 5.17, no Borrower nor Subsidiary of a Borrower is a party to or bound by any agreement or instrument or subject to any corporate or other restriction, the performance or observance of which has caused or, as far as such Borrower or Subsidiary can reasonably foresee, is likely to cause a Material Adverse Change.

                  5.18  Government   Contracts.  No Borrower nor any Subsidiary
of a Borrower is in receipt of any notice from any Governmental Authority that such Borrower or such Subsidiary of a Borrower is disqualified, barred or suspended from bidding on or performing any contract or proposed contract.

                  5.19  Year  2000  Compliance.  Any reprogramming  required to address the Year 2000 problem (i.e., the inability of certain computer applications to recognize correctly and perform properly date-sensitive functions involving any date after December 31, 1999) and to permit the proper functioning, in and following the year 2000, of (a) each Borrower and its Subsidiaries' computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Companies' or their Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will, or in the case of systems and equipment supplied by others or with which a Borrower or its Subsidiaries' systems interface, to the best of each Borrower's knowledge, will be completed in all material respects by October 31, 1999. The cost to Borrowers and their respective Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the Year 2000 problem to any Borrower and any Subsidiary (including, without limitation, reprogramming errors and the failure of others' systems and equipment) will not result in an Event of Default or cause a Material Adverse Change.

                  5.20  Service  Contracts.   No Borrower other than Vital
provides network data services including installation and maintenance services, and no Borrower other than Vital and

DataComm Leasing has entered into contracts with its customers for the provision of such services other than immaterial contracts.

         6.       AFFIRMATIVE COVENANTS.

                  Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, each Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

                  6.1  Accounting  System.   Maintain  a standard and modern
system of accounting that enables each Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be reasonably requested by Agent. Each Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

                  6.2 Collateral Reporting. Provide Agent with the following documents at the following times in form satisfactory to Agent: (a) on Tuesday of each week (provided that, if Availability is less than $4,000,000 on any day, then on the first Business Day thereafter and on each following Business Day until Availability is greater than $4,000,000), a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of the last Business Day of the prior week, (b) on a monthly basis and, in any event, by no later than the 20th day of each month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base, and (ii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent, (c) on a monthly basis and, in any event, by no later than the 20th day of each month during the term of this Agreement, a summary aging, by vendor, of each Borrower's accounts payable and any book overdraft, (d) on a monthly basis (provided that, if Availability is less than $4,000,000 on any day, then on a weekly basis thereafter until such time as Availability is greater than $4,000,000), Inventory reports specifying each Borrower's standard cost, with additional detail showing additions to and deletions from the Inventory, (e) on a monthly basis, notice of all returns, disputes, or claims,
(f) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by each Borrower, purchase orders and invoices,
(g) on a quarterly basis, a detailed list of each Borrower's customers, (h) on a monthly basis, a calculation of the Dilution for the prior month; (i) within 15 days after the respective due dates of the Borrowers' monthly or quarterly rental and mortgage payment obligations, evidence of the payment by the Borrowers of such rental and mortgage obligations for each property leased or owned by any Borrower; (j) on the 20th day after the first day of each fiscal quarter of DataComm Leasing, a detailed schedule of all Indebtedness, if any, incurred by DataComm Leasing in the prior fiscal quarter that is secured by leases (and the underlying Equipment) in which DataComm Leasing is the lessor; and (k) such other reports as to the Collateral or the financial condition of each Borrower as Agent may reasonably request from time to time. Original sales invoices evidencing daily sales shall be mailed by each Borrower to each Account Debtor and, at Agent's direction after the occurrence and during the continuance of an Event of Default, the invoices shall indicate on their face that the Account has been assigned to Agent and that all payments are to be made directly to Agent.

                  6.3 Financial Statements, Reports, Certificates. Deliver to Agent with copies to each Lender: (a) as soon as available, but in any event within 20 days after the end of each month during each of Borrowers' fiscal years, a company prepared balance sheet and income statement, covering the operations of the Parent and its Subsidiaries on a consolidated and consolidating basis during such period; (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter during each of Borrowers' fiscal years, a company prepared balance sheet, income statement, and statements of cash flows covering the operations of the Parent and its Subsidiaries on a consolidated and consolidating basis during such period; and
(c) as soon as available, but in any event within 90 days after the end of each of Borrowers' fiscal years, consolidated financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management.

                  In addition to the above, Parent also shall deliver to Agent, with a copy to each Lender, Parent's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Parent with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Agent relating to the financial condition of Parent and its Subsidiaries.

                  Each month, together with the financial statements provided pursuant to Section 6.3(a), Administrative Borrower shall deliver to Agent a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Agent hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of each Borrower,
(ii) the representations and warranties of each Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and (iv) on the date of delivery of such certificate to Agent there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses
(i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, is taking, or proposes to take with respect thereto).

                  6.4 Tax Returns. Deliver to Agent copies of each Borrower's future federal income tax returns, and any amendments thereto, within 30 days after the filing thereof with the Internal Revenue Service.

                  6.5 Guarantor Reports. Cause any Guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrowers provide their audited financial statements to Agent and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

                  6.6  Returns.   Cause returns and allowances,  if any, as
between a Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of such Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to a Borrower, such Borrower promptly shall determine the reason for such return and, if such Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to a Borrower, such Borrower promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

                  6.7 Title to Equipment. Upon Agent's request, each Borrower promptly shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

                  6.8  Maintenance  of  Equipment.   Maintain the Equipment in
good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than (i) those items of Equipment that constitute fixtures on the Closing Date and (ii) heating, ventilation and air conditioning equipment, no Borrower shall permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

                  6.9 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against a Borrower or any of its Subsidiaries or any of their respective properties to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien) shall be the subject of a Permitted Protest. Each Borrower shall make, and cause its Subsidiaries to make, due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of them by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Each Borrower will make, and cause its Subsidiaries to make, timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that such Borrower and such Subsidiaries has made such payments or deposits.

                  6.10  Insurance.

                           (a)      At its expense, keep the Personal Property
Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Each Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to such Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                           (b)      At its expense, obtain and maintain (i)
insurance of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Agent may require, but in any event in amounts sufficient to prevent any Borrower from becoming a co-insurer under such policies; (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount reasonably acceptable to the Agent; (iii) business rental insurance covering annual receipts for a 12 month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Agent may require. Replacement costs, at Agent's option, may be redetermined by an insurance appraiser, satisfactory to Agent, not more frequently than once every 12 months at Borrowers' cost.

                           (c)      All such policies of insurance shall be in
such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All insurance required herein shall be written by companies which have a Best's rating of A for capital and X for financial stability. All hazard insurance and such other insurance as Agent shall specify, shall contain a California Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Agent, showing Agent as sole loss payee thereof (other than with respect to the Real Property Collateral), and shall contain a waiver of warranties. Every policy of insurance referred to in this
Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Agent and that any loss payable thereunder shall be payable notwithstanding any act or negligence of any Borrower or Agent which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Agent or the Lender Group pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Each Borrower shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                           (d)      Original policies or certificates thereof
satisfactory to Agent evidencing such insurance shall be delivered to Agent at least 30 days prior to the expiration of the existing or preceding policies. Each Borrower shall give Agent prompt notice of any loss covered by such insurance. Agent shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to any Borrower whatsoever in respect of such adjustments; provided that either (i) an Event of Default has occurred and is continuing at the time of such adjustment, or (ii) the amount of any such loss covered by such insurance is in excess of $750,000. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent (for the ratable benefit of the Lender Group) to be applied at the option of Agent either to the repayment of the Obligations without premium, or shall be disbursed to a Borrower under stage payment terms satisfactory to Agent for application to the cost of repairs, replacements, or restorations, except to the extent such insurance proceeds are required to be paid to The Chase Manhattan Bank under any of its mortgages on the Real Property Collateral or to other holders of Permitted Liens to the extent required by the agreement creating or evidencing such Permitted Lien or the indebtedness secured thereby. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Agent shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine.

                           (e)      No Borrower shall take out separate
insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Agent is included thereon as named insured with the loss payable to Agent under a standard California 438BFU (NS) Mortgagee endorsement, or its local equivalent. Each Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.

                  6.11  No   Setoffs   or   Counterclaims.  Make payments
hereunder and under the other Loan Documents by or on behalf of any Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

                  6.12 Location of Inventory and Equipment; Segregation of Inventory (a) Keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrowers may amend Schedule 6.12 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, each Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Agent's Liens and Agent's Term Loan Liens in such assets and also provides to Agent a Collateral Access Agreement.

                           (b)      Keep all bill and hold Inventory physically
segregated from all other Inventory of the Borrowers and marked to indicate that such segregated Inventory is not the property of a Borrower.

                  6.13 Compliance with Laws. Comply and cause its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not cause and could not reasonably be expected to cause a Material Adverse Change.

                  6.14  Employee Benefits.

                           (a)      Cause to be delivered to Agent:
(i) promptly, and in any event within 10 Business Days after a Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of such Borrower describing such ERISA Event and any action that is being taking with respect thereto by such Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. A Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by a Borrower, any of its Subsidiaries or, to the knowledge of such Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by a Borrower, any of its Subsidiaries or, to the knowledge of such Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                           (b)      Cause to be delivered to Agent, upon Agent's
request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of a Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by a Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to a Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of a Borrower or its Subsidiaries under any Retiree Health Plan.

                  6.15 Leases. Pay when due all rents and other amounts payable under any leases to which any Borrower is a party or by which any Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that a Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

                  6.16  Year 2000 Compliance.  Complete in all material respects
(i) the reprogramming required to address the Year 2000 problem (i.e., the inability of certain computer applications to recognize correctly and perform properly date-sensitive functions involving any date after December 31, 1999) and to permit the proper functioning, in and following the year 2000, of (a) each Borrower's and its Subsidiaries' computer systems and (b) equipment containing embedded microchips (including the exercise of reasonable commercial efforts with respect to systems and equipment supplied by others or with which such Borrower's or its Subsidiaries' systems interface) and (ii) the testing of all such systems and equipment, as so reprogrammed, by October 31, 1999.

                  6.17 Broker Commissions. Pay any and all brokerage commission or finders fees incurred or payable in connection with or as a result of Borrowers' obtaining financing from the Lender Group under this Agreement.

                  6.18 Assignment of Claims Act. On the Closing Date, with respect to any Accounts existing on the Closing Date, and within ten (10) Business Days after any Borrower creates or otherwise generates an Account, the Account Debtor of which is (1) the United States, or any department, agency or instrumentality thereof, or (2) a state or city Governmental Authority, except to the extent such Account is not deemed an ineligible Account by reason of clause (ii)(A) or (ii)(C) of paragraph (f) of the definition of "Eligible Accounts" set forth in Section 1.1, deliver to Agent executed notices ("Assignment of Claims Act Notices") (i) complying with the requirements of (A) FAR 32.805(c), codified at 48 C.F.R. ss. 32.805(c), promulgated under the Assignment of Claims Act (or any successor provision), or (B) if applicable, the statutory or regulatory counterpart to FAR 32.805(c) of such State, (ii) substantially in the form of Exhibit 6.18 (adjusted as necessary to comply with (A) the Assignment of Claims Act or (B) if applicable, the statutory counterpart of the Assignment of Claims Act of such State), (iii) naming Agent as assignee, and (iv) addressed to each such Account Debtor, together with a cover memorandum identifying each Person that must receive a copy of such Assignment of Claims Act Notices in order to effect a proper assignment of such Account to Agent.

                  6.19 Intellectual Property. Within 45 days after the Closing Date, the Parent shall assign and transfer to General DataComm all of the Parent's right, title and interest in and to all Intellectual Property. Within 45 days after the Closing Date, the Parent shall cause ARC to assign and transfer to General DataComm all of ARC's right, title and interest in and to all of ARC's Intellectual Property listed in Schedule 5.16.

         7.       NEGATIVE COVENANTS.

                  Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, no Borrower will, nor will permit any of its Subsidiaries to, do any of the following:

                  7.1  Indebtedness.   Create,  incur,  assume, permit,
guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                           (a)      Indebtedness evidenced by this Agreement,
together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

                           (b)      Indebtedness set forth on Schedule 7.1;

                           (c)      Indebtedness secured by Permitted Liens;

                           (d)      refinancings, renewals, exchanges, or
extensions of  Indebtedness  permitted under clauses (b) and (c) of this Section
7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by any Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Lender Group as those applicable to the refinanced Indebtedness;

                           (e)      Subordinated Exchange Nonconvertible Notes
in an aggregate principal amount not to exceed $25,000,000 at any time, provided that such Notes are issued in exchange for the Convertible Senior Subordinated Debentures;

                           (f)      9% Convertible Subordinated Debentures in an
aggregate principal amount not to exceed $20,000,000 at any time, provided, that such Debentures are issued in exchange for Parent's 9% Cumulative Convertible Exchangeable Preferred Stock in accordance with Section 7.11; and

                           (g)      Purchase Money Indebtedness incurred after
the Closing Date in an aggregate amount outstanding at any one time not to exceed the amount of capital expenditures permitted under Section 7.21.

                  7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

                  7.3 Restrictions on Fundamental Changes. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital Stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets, except that a Borrower may be merged into another Borrower or a Guarantor, a Subsidiary of a Borrower or a Guarantor may be merged into a Borrower and a Subsidiary that is not a Borrower may be merged into another Subsidiary that is not a Borrower or a Guarantor, provided that if any such Person is merged with or into the Administrative Borrower, the Administrative Borrower shall be the surviving entity.

                  7.4 Disposal of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of such Borrower's properties or assets other than,
(i) sales of Inventory to buyers in the ordinary course of such Borrower's business as currently conducted, (ii) the sale of ARC, (iii) the sale of MRC, or
(iv) the sale of the Middlebury Real Property.

                  7.5 Change Name. Change any Borrower's name, FEIN, corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name.

                  7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of a Borrower or which are transmitted or turned over to Agent, except as set forth in Schedule 7.6.

                  7.7 Nature of Business. Make any change in the principal nature of any Borrower's business.

                  7.8      Prepayments and Amendments.

                                    (a)      Except in connection with a
refinancing or exchange permitted by Sections 7.1(d) or (e), and except for the prepayment, redemption, retirement or defeasement of any Indebtedness for a consideration consisting solely of Common Stock, or except for the prepayment of any Indebtedness that is outstanding on the Closing Date and is secured by any Real Property Collateral existing on the Closing Date, prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

                                    (b)      Except in connection with a
refinancing  or  exchange  permitted  by  Sections  7.1(d) or (e),  directly  or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness (other than the Indenture, the 9% Indenture, the Convertible Senior Subordinated Debentures, the Parent's 9% Cumulative Convertible Exchangeable Preferred Stock, or the 9% Convertible Subordinated Debentures) permitted under Sections 7.1(b), (c), (d), (e) or (f), and

                                    (c)      Except in connection with a
refinancing or exchange permitted by Sections 7.1(d) or (e), agree to any amendment or make any other change to (or make any payment consistent with any amendment or other change to), or waive any of its rights under, the Parent's 9% Cumulative Convertible Exchangeable Preferred Stock, the Indenture, the 9% Indenture, the Convertible Senior Subordinated Debentures or the 9% Convertible Subordinated Debentures or refinance any Indebtedness evidenced by the Indenture or the 9% Indenture without obtaining the prior written consent of the Required Lenders to such amendment, modification, payment, waiver, change or refinancing, except for an amendment or supplement that cures any ambiguity, inconsistency or defect in any Indenture, provided that any such amendment or supplement is not adverse to the interests of the Agent and the Lender Group.

                                    (d)      The Parent shall not satisfy any of
its obligations with respect to any redemption, tender, put or other similar obligation under the Convertible Senior Subordinated Debentures, the Parent's 9% Cumulative Convertible Exchangeable Preferred Stock, or the 9% Convertible Subordinated Debentures by paying cash or any other consideration other than its Common Stock or its Subordinated Exchange Nonconvertible Notes.

                  7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

                  7.10     Consignments.   Consign any Inventory or sell any
Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale, except (i) bill and hold Inventory having an aggregate value up to $1,000,000, and (ii) consignment Inventory for short term demonstration purposes.

                  7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than capital Stock) on, or purchase, acquire, redeem, or retire any of such Borrower's capital Stock, of any class, whether now or hereafter outstanding, except that (i) a Subsidiary of a Borrower (other than Parent) may pay dividends to such Borrower, (ii) so long as both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing and Availability is not less than $1,000,000, Parent may pay regularly scheduled quarterly dividends on its 9% Cumulative Convertible Exchangeable Preferred Stock, (iii) Parent may receive shares of its Common Stock in consideration for the exercise of stock options granted to its employees and directors (so long as no cash consideration is paid by Parent or any of its Subsidiaries), (iv) Parent may cancel or retire options in accordance with its stock option plans (so long as Parent does not make any cash payments in connection therewith, and (v) Parent may exchange its 9% Cumulative Convertible Exchangeable Preferred Stock for a corresponding amount of its 9%
Convertible Subordinated Debentures or its Common Stock (but not for any other consideration).

                  7.12 Accounting Methods. Modify or change its method of accounting, except as required to comply with GAAP or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of such Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or such Borrower's financial condition. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

                  7.13 Investments. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, except for (i) those securities listed in Schedule 7.13, or (ii) securities the aggregate value of which does not exceed $350,000, (b) loans, advances, capital contributions, or transfers of property to a Person, except intercompany loans (i) made by a Borrower to a Borrower or a Guarantor, or by a Guarantor to a Borrower or a Guarantor provided that (A) the repayment of each such intercompany loan shall be subordinated to the payment of the Obligations, pursuant to the terms of and evidenced by one or more promissory notes in form and substance satisfactory to the Agent, and (B) such notes shall be pledged to the Agent pursuant to the Pledge Agreement and (ii) made by a Borrower or a Guarantor to (A) a Subsidiary (other than ARC) that is not a Borrower or a Guarantor, provided that the aggregate amount of such intercompany advances or loans shall not exceed $700,000 during any calendar quarter and $2,000,000 during any calendar year, and (B) ARC during such time as ARC is a wholly owned Subsidiary of the Parent, provided that the aggregate amount of such intercompany advances or loans shall not exceed $1,500,000 during any calendar quarter and $4,800,000 during any calendar year or (c) the acquisition of all or substantially all of the properties or assets of a Person.

                  7.14 Transactions with Affiliates. Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Borrower except for transactions permitted under Sections 7.11 and 7.13 hereof and transactions that are in the ordinary course of a Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to such Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

                  7.15 Suspension. Suspend or go out of a substantial portion of its business.

                  7.16     [Intentionally Omitted]

                  7.17 Use of Proceeds. Use the proceeds of the Advances and the Term Loans made hereunder for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional costs and expenses incurred in connection with this Agreement, and
(b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

                  7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent to the extent such location is not covered by a financing statement in favor of the Agent, and so long as, at the time of such written notification, each Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Agent's Liens and Agent's Term Loan Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

                  7.19 No Prohibited Transactions Under ERISA. Directly or indirectly:

                           (a)      engage, or permit any Subsidiary of a
Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                           (b)      permit to exist with respect to any Benefit
Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                           (c)      fail, or permit any Subsidiary of a Borrower
to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                           (d)      terminate, or permit any Subsidiary of a
Borrower to terminate, any Benefit Plan where such event would result in any liability of a Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                           (e)      fail, or permit any Subsidiary of a Borrower
to fail, to make any required contribution or payment to any Multiemployer Plan;

                           (f)      fail, or permit any Subsidiary of a Borrower
to fail, to pay any required  installment  or any other payment  required  under
Section 412 of the IRC on or before the due date for such installment or other payment;

                           (g)      amend, or permit any Subsidiary of a
Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of a Borrower, any Subsidiary of such Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                           (h)      withdraw, or permit any Subsidiary of a
Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA; which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of a Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $250,000.

                  7.20  Financial  Covenant.   Fail  to maintain  Net Worth at
the end of each fiscal quarter of the Parent of at least $18,131,000, determined in accordance with GAAP as in effect on the Closing Date. If GAAP changes subsequent to the Closing Date, the Parent will deliver to the Agent, within 45 days after the end of each fiscal quarter, a statement reconciling the calculation of Net Worth using GAAP as it existed on the Closing Date to the Net Worth calculation based upon financial statements delivered to the Agent for such fiscal quarter.

                  7.21 Capital Expenditures. Make capital expenditures in any fiscal year in excess of $12,000,000.

                  7.22 Inactive Subsidiary. Permit either DataComm Rental, DataComm Venezuela or DataComm Netherlands to become an active company, have operations, conduct business or own any assets.

                  7.23     Securities  Accounts.   No Borrower shall  establish
or maintain any Securities Account unless Agent shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account. Each Borrower agrees that it will not transfer assets out of any Securities Accounts; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, each Borrower may use such assets to the extent permitted by this Agreement.

                  7.24     Subsidiary  Cash.   Permit  any Subsidiary  of the
Parent that is not a Borrower to keep cash on hand in excess of the amount required to fund such Subsidiary's normal operations for a two week period (such amount of cash, its "Cash Operating Requirement").

         8.       EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                  8.1 If Borrowers fail to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

                  8.2 If any Loan Party fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in 6.1, 6.2 (but only up to three times during any 12-month period, and only in relation to Defaults caused by the failure of third Persons to provide required information or reporting, and not in relation to Defaults caused by a Loan Party), 6.3, 6.4, 6.5, 6.7, 6.8, 6.12, 6.13, 6.14, 6.15, and 6.18 of this Agreement, or comparable provisions of the other Loan Documents, within 10 days of the date when required (or within 5 days of the date when required in the case of Section 6.2 or Section 6.3), or if any Loan Party otherwise fails to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between any Loan Party, Agent and/or the Lender Group;

                  8.3   [Intentionally Omitted];

                  8.4 If any material portion of any Loan Party 's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

                  8.5    If an Insolvency Proceeding is commenced by any Loan
Party;

                  8.6 If an Insolvency Proceeding is commenced against any Loan Party and any of the following events occur: (a) such Loan Party consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent, Foothill, and any other member of the Lender Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party; or (e) an order for relief shall have been issued or entered therein;

                  8.7 If any Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                  8.8 If a notice of Lien (other than a Permitted Lien), levy, or assessment in excess of $100,000 is filed of record with respect to any Loan Party's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien (other than a Permitted Lien), whether choate or otherwise, upon any Borrower's properties or assets and the same is not paid on the payment date thereof;

                  8.9 If a judgment or other claim for an amount in excess of $100,000 becomes a Lien or encumbrance upon any material portion of any Loan Party's properties or assets;

                  8.10 If there is a default in any material agreement to which any Loan Party is a party with one or more third Persons and such Loan Party has an obligation to pay money thereunder in an amount in excess of $1,000,000 to one or more such third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Loan Party's obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

                  8.11 If Loan Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                  8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Lender Group by any Loan Party or any officer, employee, agent, or director of any Loan Party, or if any such warranty or representation is withdrawn; or

                  8.13 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding.

         9.     LENDER GROUP'S RIGHTS AND REMEDIES.

                  9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by each
Borrower:

                           (a)      Declare all Obligations, whether evidenced
by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                           (b)      Cease advancing money or extending credit to
or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and Lender Group;

                           (c)      Terminate this Agreement and any of the
other Loan Documents as to any future liability or obligation of Lender Group, but without affecting Lender Group's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

                           (d)      Settle or adjust disputes and claims
directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrowers' Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Agent Expenses incurred or expended in connection therewith;

                           (e)      Cause a Borrower to hold all returned
Inventory in trust for Lender Group,  segregate all returned  Inventory from all
other  property  of  such  Borrower  or  in  such   Borrower's   possession  and
conspicuously label said returned Inventory as the property of Lender Group;

                           (f)      Without notice to or demand upon Borrower
or any Guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral of Agent (for the benefit of Lender Group). Each Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent as Agent may designate. Each Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the security interests of the Agent and to pay all expenses incurred in connection therewith. With respect to a Borrower's owned or leased premises, such Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                           (g)      Without notice to any Borrower (such notice
being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of each Borrower held by Lender Group (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrowers held by Lender Group;

                           (h)      Hold, as cash collateral, any and all
balances and deposits of each Borrower held by Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

                           (i)      Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Agent is hereby granted a license or other right to use, without charge for the benefit of Lender Group, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and each Borrower's rights under all licenses and all franchise agreements shall inure to Lender Group's benefit;

                           (j)      Sell the Personal Property Collateral at
either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                           (k)      Agent shall give notice of the disposition
of the Personal Property Collateral as follows:

                                    (1)     Agent shall give the Borrower with
rights in the applicable Personal Property Collateral and each holder of a security interest in the Personal Property Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                                    (2)     The notice shall be personally
delivered or mailed, postage prepaid, to the Borrower with rights in the applicable Personal Property Collateral as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market.

Notice to Persons other than the Borrower with rights in the applicable Personal Property Collateral shall be sent to such addresses as they have furnished to Agent;

                           (l)      Agent may credit bid and purchase at any
public sale;

                           (m)      The Lender Group shall have all other rights
and remedies available to it at law or in equity pursuant to any other Loan Documents; and

                           (n)      Any deficiency that exists after disposition
of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrowers.

                  9.2 Assignment of Claims Act Notices. At such time as an Event of Default has occurred and is continuing, the Agent may file with the applicable Account Debtor and with any other required Persons any Assignment of Claims Act Notice delivered to Agent in accordance with this Agreement.

                  9.3     Remedies Cumulative.   Lender Group's rights and
remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender Group of one right or remedy shall be deemed an election, and no waiver by Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by Lender Group shall constitute a waiver, election, or acquiescence by it.

         10.      TAXES AND EXPENSES.

                  If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent reasonably determines that such failure by such Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrowers, Agent for the benefit of the Lender Group may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Lender Group shall not constitute an agreement by Lender Group to make similar payments in the future or a waiver by Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

         11.      WAIVERS; INDEMNIFICATION.

                  11.1 Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender Group on which any Borrower may in any way be liable.

                  11.2 Lender Group's Liability for Collateral. So long as Lender Group complies with its obligations, if any, under Section 9-207 of the Code, Lender Group shall not in any way or manner be liable or responsible for:
(a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

                  11.3 Indemnification. Each Borrower shall pay, indemnify, defend, and hold each Agent-Related Person, each Lender-Related Person, each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrowers shall not have any obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

         12.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Administrative Borrower or to Agent, as the case may be, at its address set forth below:

                  If to a Loan Party
                  or Administrative
                  Borrower:           c/o GENERAL DATACOMM INDUSTRIES, INC.
                                          1579 Straits Turnpike
                                          Middlebury, Connecticut  06762
                                          Attn:  Mr. Dennis Nesler, Treasurer
                                          Fax No. 203-598-7133

                  with copies to:         WEISMAN CELLER SPETT & MODLIN, P.C.
                                          445 Park Avenue
                                          New York, NY 10022
                                          Attn: Howard Modlin, Esq.
                                          Fax No. 212-371-5407

                  If to Agent:            FOOTHILL CAPITAL CORPORATION
                                          11111 Santa Monica Boulevard
                                          Suite 1500
                                          Los Angeles, California  90025-3333
                                          Attn:  Business Finance Division Mgr.
                                          Fax No.  310-478-9788

                  with copies to:         SCHULTE ROTH & ZABEL LLP
                                          900 Third Avenue
                                          New York, New York 10022
                                          Attn:  Frederic L. Ragucci, Esq.
                                          Fax No. 212-593-5955

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Agent in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

         13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS AND TO THE EXTENT EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED

IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR, AT THE SOLE OPTION OF AGENT, IN ANY OTHER COURT IN WHICH AGENT SHALL INITIATE LEGAL OR EQUITABLE
PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH BORROWER, AGENT AND EACH LENDER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. EACH BORROWER, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER, AGENT AND EACH LENDER REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         14.      DESTRUCTION OF BORROWER'S DOCUMENTS.

                  All documents (excluding Negotiable Collateral), schedules, invoices, agings, or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent 4 months after they are delivered to or received by Agent, unless Administrative Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrowers' expense, for their return.

         15.      CONVERSION.

                  15.1.  Privilege.   Subject  to  the  further provisions of
this Section 15.1, the holder of the Term B Loan (the "Term B Loan Lender") may make one or more elections to convert up to an aggregate of $3 million of the principal amount of the Term B Loan, at any time or from time-to-time outstanding, into Common Stock at a price equal to the then Conversion Price. The number of shares of Common Stock issuable upon conversion of the Term B Loan shall be determined by dividing the amount of the Term B Loan elected to be converted by the Term B Loan Lender by the then Conversion Price. The Term B Loan Lender shall be entitled to the rights of a holder of Common Stock only to the extent that the Term B Loan Lender has exercised its privilege to convert Term B Loan into Common Stock.

                  15.2. Procedure. To convert the portion of the Term B Loan, the Term B Loan Lender shall (a) furnish on the Conversion Date a written notice of its election to convert such portion of the Term B Loan as it may designate in such written notice (the
"Conversion Amount") to the Parent and (b) surrender the note (if any) evidencing the Term B Loan to the Parent in exchange for a new note in an amount equal to the difference between (i) the then outstanding principal amount of the Term B Loan and (ii) the Conversion Amount plus the aggregate amount of any prior Conversion Amounts. The date on which the Term B Loan Lender satisfies such requirements is the "Conversion Date." Within ten days of the Conversion Date, the Parent shall deliver to the Term B Loan Lender a certificate for the number of whole shares of Common Stock issuable upon the conversion. The person in whose name the certificate is registered shall be deemed to be a shareholder of record on the Conversion Date.

                  15.3. Fractional Shares. The Parent will not issue fractional shares of Common Stock upon conversion of the Term B Loan. The number of shares of Common Stock to be issued shall be rounded down to the nearest whole number.

                  15.4. Taxes on Conversion. If the Term B Loan Lender converts the Term B Loan, the Parent shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion.

                  15.5. Parent to Provide Stock. (a) The Parent shall from and after the date hereof reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of up to $3 million of the Term B Loan into shares of Common Stock.

                           (b)      All shares of Common Stock  delivered upon
conversion of the Term B Loan shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                           (c)      The Parent will endeavor promptly to comply
with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Term B Loan, if any, and will comply with the terms and provisions of the Registration Rights Agreement.

                  15.6.    Adjustment of Conversion Price.   The Conversion
Price shall be adjusted from time to time by the Parent as follows:

                           (a)      In case the Parent shall (i) pay a dividend
in shares of Common Stock to all holders of Common Stock, (ii) make a distribution in shares of Common Stock to all holders of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Term B Loan Lender shall be entitled to receive that number of shares of Common Stock which it would have owned had the Term B Loan been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend in shares or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                           (b)      In case the Parent shall issue rights or
warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 90 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 15.6) at the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate Conversion Price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                           (c)      In case the Parent shall distribute to all
or substantially all holders of its Common Stock any shares of capital stock of the Parent (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any company other than the Parent), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (b) of this Section 15.6) ("Rights"), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as defined in subsection (e) of this Section 15.6) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors of the Parent, whose determination shall be conclusive evidence of such fair market value) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the current market price per share (as defined in subsection (e) of this Section 15.6) of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Parent shall distribute Rights (other than those referred to in subsection (b) of this Section 15.6) pro rata to holders of Common Stock, the Parent may, in lieu of making any adjustment pursuant to this Section 15.6, make proper provision so that the Term B Loan Lender upon conversion of the Note after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which the Term B Loan Lender of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which the Term B Loan Lender of the number of shares of Common Stock into which the outstanding principal amount of the Term B Loan together with all accrued and unpaid
interest  thereon  so  converted  was  convertible   immediately  prior  to  the
Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                           (d)      In case the Parent shall, by dividend or
otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of any other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 15.6 has been made, exceeds 50% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 15.6) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Parent multiplied by the number of shares of Common Stock outstanding on such date (excluding shares held in the Treasury of the Parent), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the current market price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 15.6) on the Determination Date less the amount of cash so distributed within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such current market price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 15.6) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

                           (e)      For the purpose of any computation under
subsections (b), (c) and (d) of this Section 15.6, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive Trading Days commencing 35 Trading Days before (i) the Determination Date with respect to distributions under subsection
(d) of this Section 15.6 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this Section 15.6. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sales price of the Common Stock as quoted by NASDAQ or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted by NASDAQ or any comparable system or, if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Parent for that purpose. If no such prices are available, the current market price per share shall be the fair value of a share of Common Stock as determined by the Board of Directors of the Parent.

                  15.7. Notice of Adjustment. Whenever the Conversion Price is adjusted, the Parent shall promptly mail to the Term B Loan Lender a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it.

                  15.8     Notice of Certain Transactions. In the event that:

                           (1)      the Parent proposes to take any action which
would require an adjustment in the Conversion Price;

                           (2)      the Parent enters into any agreement for its
consolidation or merger with, or transfer of all or substantially all of its assets to, another corporation and shareholders of the Parent must approve the transaction; or

                           (3)      there is a proposal for the dissolution or
liquidation of the Parent, then, in each case, the Parent shall at least ten days before such date, mail to the Term B Loan Lender a notice stating the proposed effective date.

                  15.9. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is specifically provided in Section 15.6); (b) any consolidation or merger to which the Parent is a party other than a merger in which the Parent is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the assets of the Parent as an entirety, then the Parent, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Term B Loan Lender an agreement providing that the Term B Loan Lender shall have the right to convert the Term B Loan into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of the Term B Loan immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such agreement shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Section 15. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Term B Loan Lender that are comparable to the foregoing provisions set forth in Section 15. The provisions of this Section
15.9 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         16.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

                  16.1     Assignments and Participations.

                           (a)      Any Lender may, with the written consent of
Agent, assign and delegate to one or more assignees (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee) (each an "Assignee") all, or any ratable part, of the Obligations, the Commitments, and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $3,000,000 (provided that no such minimum amount shall be required in the case of an Assignee that is an Affiliate of a Lender), provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to Borrowers and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrowers and Agent a fully executed Assignment and Acceptance ("Assignment and Acceptance") in the form of Exhibit 16.1; and (iii) other than with respect to an assignment by an existing Lender to any Affiliate of such Lender, the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $2,500; provided, further, that the written consent of the Borrowers shall be required for an Assignment and Acceptance to be effective if, but only if, the proposed Assignee has been a lender to a Borrower at any time during the three years prior to the Closing Date unless the assignor Lender is selling all or a substantial portion of its loan portfolio to such proposed Assignee, in which case no such written consent of the Borrowers shall be required. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

                           (b)      From and after the date that Agent notifies
the assignor Lender that it has received a fully executed Assignment and Acceptance and payment (if applicable) of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee.

                           (c)      By executing and delivering an Assignment
and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                           (d)      Immediately upon each Assignee's making its
processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments of the assignor Lender and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                           (e)      Any Lender may at any time, with the written
consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations owing to such Lender, such Lender's Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees hereunder in which such Participant is participating; (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; or (F) subordinate the Liens of Agent for the benefit of the Lender Group to the Liens of any other creditor of any Borrower; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Originating Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrowers, the Collections, the Collateral, or otherwise in respect of the Advances, the Letters of Credit or the Term Loans. No Participant shall have the right to participate directly in the making of decisions by Lenders among themselves. The provisions of this Section 16.1(e) are solely for the benefit of Lender Group, and no Borrower shall have any rights as a third party beneficiary of any of such provisions.

                           (f)      In connection with any such assignment or
participation or proposed assignment or participation, subject to Section 18.16(d), a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to any Borrower's business.

                           (g)      Notwithstanding any other provision in this
Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal
Reserve Bank or U.S. Treasury Regulation 31 C.F.R. ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                  16.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that no Borrower may assign this Agreement or any rights or duties hereunder without Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to assignment by Lenders shall release any Borrower from the Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder pursuant to
Section 16.1 and, except as expressly required pursuant to Section 16.1, no consent or approval by any Borrower is required in connection with any such assignment.

         17.      AMENDMENTS; WAIVERS.

                  17.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by Agent and Required Lenders (or by Agent at the written request of Required Lenders) and Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all Lenders and each Borrower, and acknowledged by Agent, do any of the following:

                           (a)  increase or extend the Commitment of any Lender;

                           (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document;

                           (c) reduce the principal of, or the rate of interest specified herein on, any Advance, the Term Loans or any fees or other amounts payable hereunder or under any other Loan Document;

                           (d) change the percentage of the Commitments or the percentage of the aggregate unpaid principal amount of the Obligations, as the case may be, which is required for Lenders or any of them to take any action hereunder;

                           (e) increase the advance rates with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof), or change the definition of Eligible Accounts, or change Section 2.1(b);

                           (f)    amend this Section 17.1 or any provision of
this Agreement providing for consent or other action by all Lenders;

                           (g)    release Collateral other than as permitted
by Section 18.11;

                           (h)    increase the sublimit for credit available
against Eligible Inventory (currently contained in clause (y) of Section 2.1(a))

                           (i)    change the definition of "Required Lenders" or
"Pro Rata Share";

                           (j)    release a Borrower or Guarantor from any
Obligation for the payment of money;

                           (k)    amend any of the provisions of Article 17 or
Section 2.1(k); or

                           (l)    subordinate the Liens of Agent for the benefit
of the Lender Group to the Liens of any other creditor of a Borrower or Guarantor.

                  and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Foothill in its individual capacity as a Lender, affect the specific rights or duties of Foothill in its individual capacity as a Lender (as contrasted with rights or duties of Foothill as a member of the Lender Group) under this Agreement or any other Loan Document. The limitation contained in clause (e) above shall not be deemed to limit the ability of Agent to make Advances or Agent Advances (or elect to have Foothill make Foothill Loans) in accordance with the provisions of Sections 2.1(d), (e), (f), (g), (h), or (k). The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of Lender Group among themselves, and that does not affect the rights or obligations of any Borrower, shall not require consent by or the agreement of Borrowers.

                  17.2  No   Waivers;   Cumulative   Remedies.  No failure by
Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrowers and Agent and/or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

         18.      AGENT; LENDER GROUP.

                  18.1   Appointment and  Authorization  of Agent.   Each Lender
hereby designates and appoints Foothill as its Agent under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article 18. The provisions of this Article 18 are solely for the benefit of Agent and Lenders, and the Borrowers shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that the provisions of Sections 18.10, 18.11, and 18.16(d) also shall be for the benefit of Borrowers. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, including making the determinations contemplated by Section 2.1(b). Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers and to delegate the exercise of any such powers to any sub-agent of Agent as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Term Loans, the Letters of Credit, the other Obligations, the Collateral, the Collections, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances, the Letters of Credit, and the Term Loans, for itself or on behalf of Lenders as provided in the Loan Documents; (d) receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of Lender Group with respect to Borrowers, the Advances, the Term Loans, the other Obligations, the Letters of Credit, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

                  18.2 Delegation of Duties. Except as otherwise provided in this Section 18.2, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section 18.2 and without gross negligence or willful misconduct.

                  18.3  Liability  of  Agent-Related  Persons. None of
Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by any Borrower, or any Subsidiary or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of a Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of a Borrower, or of a Borrower's Subsidiaries or Affiliates.

                  18.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants, and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Required Lenders or all Lenders, as applicable, and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders.

                  18.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Agent or Lenders, except in the case of the Agent with respect to actual knowledge of the existence of an Overadvance, and except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 18.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable:

                           (a) At all times, Agent may propose and, with the consent of Required Lenders (which shall not be unreasonably withheld and which shall be deemed to have been given by a Lender unless such Lender has notified Agent to the contrary in writing within three (3) days of notification of such proposed actions by Agent) exercise any remedies on behalf of Lender Group; and

                           (b) At all times, once Agent and Required Lenders or all Lenders, as the case may be, have approved the exercise of a particular remedy or pursuit of a course of action, Agent may, but shall not be obligated to, make all administrative decisions in connection therewith or take all other actions reasonably incidental thereto (for example, if Required Lenders approve the foreclosure of certain Collateral, Agent shall not be required to seek consent for the administrative aspects of conducting such sale or handling of such Collateral).

                  18.6 Credit Decision. Each Lender acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of each Borrower and its respective Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of any Borrower and any other Person (other than Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers.
Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of any Borrower, and any other Person (other than Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of any Borrower, and any other Person party to a Loan Document that may come into the possession of any of Agent-Related Persons.

                  18.7  Costs  and  Expenses;   Indemnification.  Agent may
incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including, without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse such Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section 18.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

                  18.8 Agent in Individual Capacity. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests, in and generally engage in any kind of banking, lending, trust, financial advisory, underwriting, or other business with any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Foothill were not Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Foothill and its Affiliates may receive information regarding a Borrower and its Affiliates and any other Person (other than Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of such Borrower or such other Person and that prohibit the disclosure of such information to Lenders, and Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them. With respect to Agent Advances, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include Foothill in its individual capacity. With respect to Foothill Loans, Agent, in its individual capacity, shall, if it is a Lender hereunder, have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" shall, in such case, include Agent in its individual capacity.

                  18.9 Successor Agent. Agent may resign as Agent following notice of such resignation ("Notice") to the Lenders and Borrowers, and effective upon the appointment of and acceptance of such appointment by, a successor Agent. If Agent resigns under this Agreement, Required Lenders shall appoint any Lender as successor Agent for Lenders. If no successor Agent is appointed within thirty (30) days of such retiring Agent's Notice, the resigning Agent may appoint a successor Agent, after consulting with Lenders and Borrowers. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 18 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  18.10    Withholding Tax.

                           (a)      If any Lender is a "foreign corporation,
partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S.

withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Borrowers:

                                    (i)     if such Lender claims an exemption
from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                                    (ii)    if such Lender claims that interest
paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                                    (iii)   such other form or forms as may be
required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify Agent and Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                           (b)      If any Lender claims exemption from, or
reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers, such Lender agrees to notify Agent and Borrowers of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent and Borrowers will treat such Lender's IRS Form 1001 as no longer valid.

                           (c)      If any Lender claiming exemption from United
States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                           (d)      If any Lender is entitled to a reduction in
the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section 18.10 are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                           (e)      If the IRS or any other Governmental
Authority of the United States or other jurisdiction asserts a claim that Agent or a Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent and such Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent and Borrowers fully for all amounts paid, directly or indirectly, by Agent or Borrowers as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or a Borrower under this Section 18.10, together with all costs and expenses (including attorneys fees and expenses). The obligation of Lenders under this subsection shall survive the payment of all Obligations and the resignation of Agent.

                  18.11    Collateral Matters.

                           (a)      Lenders hereby irrevocably authorize Agent
to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by or on behalf of Borrowers of all Obligations; and upon such termination and payment Agent shall deliver to Borrowers, at Borrowers' sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if each Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which a Borrower does not own an interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Borrower under a lease that has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any Lien on any Collateral without the prior written authorization of (y) if the release is of all or any material portion of the Collateral, of all Lenders or (z) otherwise, of the Required Lenders. Upon request by Agent or Borrowers at any time, Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 18.11; provided, however, that (i) the Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released), upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                           (b)      Agent shall not have any obligation
whatsoever to any Lender to assure that the Collateral exists or is owned by a Borrower, is cared for, protected, or insured or has been encumbered, or that the Liens of Agent (for the benefit of Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, the Agent may act in any manner it may deem appropriate, absent Agent's gross negligence or willful misconduct, in its sole discretion given the Agent's own interest in the Collateral in their capacity as Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

                  18.12    Restrictions on Actions by Lenders; Sharing of
Payments.

                           (a)      Each of Lenders agrees that it shall not,
without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations any amounts owing by such Lender to a Borrower or any accounts of a Borrower now or hereafter maintained with such Lender. Each of Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                           (b)      Subject to Section 18.8, if, at any time or
times, any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

                  18.13  Agency for Perfection.   Agent and each Lender  hereby
appoints each other Lender as agent for the purpose of perfecting the Liens of Lender Group in assets which, in accordance with Article 9 of the Code, can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

                  18.14 Payments by Agent to Lenders. All payments to be made by Agent to Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on Schedule X, or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

                  18.15 Concerning the Collateral and Related Loan Documents. Each member of Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of Lender Group. Each member of Lender Group agrees that any action taken by Agent, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Lenders.

                  18.16    Field Audits and Examination Reports;
Confidentiality; Disclaimers by Lenders; Other Reports and Information. By signing this Agreement, each Lender:

                           (a)      is deemed to have requested that Agent
furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports;

                           (b)      and Agent expressly agrees and acknowledges
that neither Agent nor any other Lender (i) makes any representation or warranty as to the accuracy of any Report, and (ii) shall be liable for any information contained in any Report;

                           (c)      expressly agrees and acknowledges that the
Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon the Books, as well as on representations of each Borrower's personnel;

                           (d)      agrees to keep all Reports and other
material, non-public information regarding a Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by the Borrowers that in any event such Lender may make disclosures (i) to counsel for and other advisors, accountants, and auditors to such Lender, (ii) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, provided that such potential or actual Assignee, transferee or Participant agrees to comply with this Section 18.16(d) as if it were a Lender hereunder, (iii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iv) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall promptly notify Borrowers of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

                           (e)      without limiting the generality of any other
indemnification provision contained in this Agreement, agrees: (i) to hold Agent or any other Lender preparing a

Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans to Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold any Agent or such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent or such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

                  In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Borrower to Agent, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof; (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from a Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of such Borrower the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender; and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

                  18.17   Several   Obligations;   No   Liability.
Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of the Agent to make any Advances shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such Advances not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 18.7, no member of Lender Group shall have any liability for the acts of any other member of Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

         19.      GENERAL PROVISIONS.

                  19.1     Effectiveness.   This Agreement shall be binding and
deemed effective when executed by each Borrower, the Agent and each of the Lenders.

                  19.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns to the extent set forth in Section 17.

                  19.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                  19.4   Interpretation.    Neither  this  Agreement  nor  any
uncertainty or ambiguity herein shall be construed or resolved against Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  19.5   Severability   of   Provisions.  Each provision of this
Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  19.6     Amendments in Writing.   This Agreement can only be
amended by a writing signed in accordance with Section 17.

                  19.7     Counterparts;  Telefacsimile  Execution.     This
Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                  The foregoing paragraph shall apply to each other Loan Document mutatis mutandis.

                  19.8    Revival and Reinstatement of Obligations.    If the
incurrence or payment of the Obligations by Borrowers or any Guarantor of the Obligations or the transfer by either or both of such parties to Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender Group related thereto, the liability of Borrowers or such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                  19.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  19.10.  General DataComm as Agent for Borrowers.  Each
Borrower hereby irrevocably appoints General DataComm as the borrowing agent and attorney-in-fact for the Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances, the Term Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances, the Term Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Lender Group to do so, and in consideration thereof, each of the Borrowers hereby jointly and severally agrees to indemnify Lender Group and hold Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender Group by any of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of the Borrowers as herein provided, (b) Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 19.10 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date set forth above.

                                           Borrowers:

                                           GENERAL DATACOMM INDUSTRIES, INC.,
                                           a Delaware corporation

                                           By  /S/ DENNIS J. NESLER
                                           -----------------------------------
                                           Title: Vice President and Treasurer

                                           GENERAL DATACOMM, INC.,
                                           a Delaware corporation

                                           By  /S/ DENNIS J. NESLER
                                           -----------------------------------
                                           Title: Vice President and Treasurer

                                           DATACOMM LEASING CORPORATION,
                                           a Delaware corporation

                                           By  /S/ DENNIS J. NESLER
                                           -----------------------------------
                                           Title: Vice President and Treasurer

                                           VITAL NETWORK SERVICES, L.L.C.,
                                           a Delaware limited liability company

                                           By  /S/ DENNIS J. NESLER
                                           -----------------------------------
                                           Title: Vice President and Treasurer

                                           GDC FEDERAL SYSTEMS, INC.,
                                           a Delaware corporation

                                           By  /S/ DENNIS J. NESLER
                                           -----------------------------------
                                           Title: Vice President and Treasurer

                                           GDC NAUGATUCK, INC.,
                                           a Delaware Corporation

                                           By  /S/ DENNIS J. NESLER
                                           -----------------------------------
                                           Title: Vice President and Treasurer


                                           Agent and Lender:

                                           FOOTHILL CAPITAL CORPORATION,
                                           a California corporation

                                           By /S/ BRUCE RIVERS
                                           -----------------------------------
                                           Title:  Vice President

                                  Schedule C-1


                        Lenders and Lenders' Commitments


                               Revolving           Term A Loan    Term B Loan
          Lender               Credit Commitment   Commitment     Commitment
          ------               -----------------   -----------    -----------
Foothill Capital Corporation   $25,000,000         $12,000,000    $3,000,000